                         SECOND RESTRUCTURE AGREEMENT


                                    BETWEEN


           JOINT ENERGY DEVELOPMENT INVESTMENTS LIMITED PARTNERSHIP


                                      AND


                            FOREST OIL CORPORATION







                               DECEMBER 29, 1995

                               TABLE OF CONTENTS


                                   ARTICLE I

                          INTRODUCTION AND DEFINITIONS

Section 1.1    Introduction . . . . . . . . . . . . . . . . . . . . . . . 1
Section 1.2    Definitions. . . . . . . . . . . . . . . . . . . . . . . . 1

                                  ARTICLE II

                         SECOND RESTRUCTURE TRANSACTION

Section 2.1    Transaction. . . . . . . . . . . . . . . . . . . . . . . . 4
Section 2.2    Hart-Scott-Rodino Act Filing . . . . . . . . . . . . . . . 5
Section 2.3    Closing. . . . . . . . . . . . . . . . . . . . . . . . . . 5
Section 2.4    Simultaneous Closing.. . . . . . . . . . . . . . . . . . . 5
Section 2.5    JEDI Conditions to Closing . . . . . . . . . . . . . . . . 5
Section 2.6    Company Conditions to Closing. . . . . . . . . . . . . . . 8
Section 2.7    Additional Conditions to Closing . . . . . . . . . . . . . 9

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF JEDI

Section 3.1    Organization; Authority. . . . . . . . . . . . . . . . . . 9
Section 3.2    Execution and Delivery; Enforceability . . . . . . . . . . 9
Section 3.3    Approvals and Consents . . . . . . . . . . . . . . . . . .10
Section 3.4    No Violations. . . . . . . . . . . . . . . . . . . . . . .10
Section 3.5    Purchase for Investment. . . . . . . . . . . . . . . . . .10

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 4.1    Organization and Existence . . . . . . . . . . . . . . . .10
Section 4.2    Capitalization . . . . . . . . . . . . . . . . . . . . . .11
Section 4.4    Authority and Approval . . . . . . . . . . . . . . . . . .13
Section 4.5    No Conflict. . . . . . . . . . . . . . . . . . . . . . . .13
Section 4.6    SEC Documents. . . . . . . . . . . . . . . . . . . . . . .14

                                   ARTICLE V

                      ADDITIONAL COVENANTS OF THE PARTIES

Section 5.1    Notification . . . . . . . . . . . . . . . . . . . . . . .14
Section 5.2    Public Statements. . . . . . . . . . . . . . . . . . . . .15
Section 5.3    Confidentiality. . . . . . . . . . . . . . . . . . . . . .15
Section 5.4    Further Assurances . . . . . . . . . . . . . . . . . . . .15
Section 5.5    Expenses . . . . . . . . . . . . . . . . . . . . . . . . .15
Section 5.6    Adjustments to Shares. . . . . . . . . . . . . . . . . . .16
Section 5.7    Suspension of Non-Compliance . . . . . . . . . . . . . . .16

                                   ARTICLE VI

                                INDEMNIFICATION

Section 6.1    Indemnification. . . . . . . . . . . . . . . . . . . . . .17
Section 6.2    Indemnification Procedures . . . . . . . . . . . . . . . .18
Section 6.3    Appeal . . . . . . . . . . . . . . . . . . . . . . . . . .19
Section 6.4    Contribution . . . . . . . . . . . . . . . . . . . . . . .19
Section 6.5    No Limitation on Other Rights of Recovery. . . . . . . . .20

                                  ARTICLE VII

                                  TERMINATION

Section 7.1    Termination Events . . . . . . . . . . . . . . . . . . . .20
Section 7.2    Limitation on Termination. . . . . . . . . . . . . . . . .20

                                  ARTICLE VIII

                                 MISCELLANEOUS

Section 8.1    Survival . . . . . . . . . . . . . . . . . . . . . . . . .21
Section 8.2    Notices. . . . . . . . . . . . . . . . . . . . . . . . . .21
Section 8.3    Governing Law. . . . . . . . . . . . . . . . . . . . . . .22
Section 8.4    No Waivers; Rights Cumulative. . . . . . . . . . . . . . .22
Section 8.5    Remedies . . . . . . . . . . . . . . . . . . . . . . . . .22
Section 8.6    Amendments, Etc. . . . . . . . . . . . . . . . . . . . . .22
Section 8.7    Entire Agreement . . . . . . . . . . . . . . . . . . . . .23
Section 8.8    Binding Effect and Assignment. . . . . . . . . . . . . . .23
Section 8.9    Severability . . . . . . . . . . . . . . . . . . . . . . .23
Section 8.10   Headings; Schedules. . . . . . . . . . . . . . . . . . . .23

                                    EXHIBITS

Exhibit A   Form of JEDI Shareholders Agreement
Exhibit B   Form of Third Amendment to Loan Agreement
Exhibit C   Form of Legends for Stock Certificates
Exhibit D   Form of Amendment No. 1 to JEDI Registration Rights Agreement

                         SECOND RESTRUCTURE AGREEMENT


      This Second Restructure Agreement (the "Agreement") is made and entered into as of December 29, 1995, between Joint Energy Development Investments Limited Partnership, a Delaware limited partnership ("JEDI"), and Forest Oil Corporation, a New York corporation (the "Company"), which agree as follows:

                                   ARTICLE I

                         INTRODUCTION AND DEFINITIONS

      SECTION 1.1 INTRODUCTION. JEDI and the Company are parties to a Loan Agreement dated December 28, 1993, as amended by First Amendment to Loan Agreement dated as of December 28, 1993, and Second Amendment to Loan Agreement dated July 27, 1995 (the "Loan Agreement"), and a Restructure Agreement dated May 17, 1995 (the "First Restructure Agreement"). The Company and JEDI desire to exchange the Tranche B Loan (as defined in the Loan Agreement) and JEDI's interest in the Tranche B Warrants (as defined below) for the Shares (as defined below) on the terms and subject to the conditions specified in this Agreement.

      SECTION 1.2 DEFINITIONS. The following terms shall have the respective meanings set forth below when used in this Agreement:

      "ACTION" against a person means any written claim, or any action, suit, investigation, complaint or other proceeding pending against or affecting the person or its property, whether civil or criminal, in law or equity or before any arbitrator or governmental body.

      "ACTS" means, collectively, the Securities Act, the Exchange Act and the securities laws (including any rules and regulations thereunder) of any state.

      "AGREEMENT" shall have the meaning ascribed to it in the first paragraph hereof, and shall include all schedules and exhibits hereto.

      "ANSCHUTZ" means The Anschutz Corporation, a Kansas corporation.

      "ANSCHUTZ REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of May 17, 1995 between Anschutz and the Company.

      "ANSCHUTZ SHAREHOLDERS AGREEMENT" means the Shareholders Agreement dated as of July 27, 1995 between Anschutz and the Company.

      "CLOSING" has the meaning ascribed to it in Section 2.1 hereof.

      "CLOSING DATE" has the meaning ascribed to it in Section 2.1 hereof.

      "COMMON STOCK" means the common stock, par value $0.10 per share, of the Company, together with the associated Rights.

      "COMPANY" has the meaning ascribed to it in the first paragraph hereof.

      "CREDIT AGREEMENT" means the Amended and Restated Credit Agreement dated as of August 31, 1995 between The Chase Manhattan Bank (National Association), as Agent, the banks party thereto and the Company.

      "EMPLOYEE OPTIONS" has the meaning ascribed to it in Section 4.2(b).

      "EQUITY SECURITIES" of the Company means the capital stock of the Company and all other securities convertible into or exchangeable or exercisable for any shares of its capital stock, all rights to subscribe for or to purchase, all options for the purchase of, and all calls, commitments or claims of any character relating to, any shares of its capital stock and any securities convertible into or exchangeable or exercisable for any of the foregoing.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the related rules, regulations and published interpretations thereunder.

      "EXISTING WARRANTS" has the meaning ascribed to it in Section 4.2(b).

      "FIRST RESTRUCTURE AGREEMENT" has the meaning ascribed to it in the first paragraph hereof.

      "GOVERNMENTAL BODY" means any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state, county or local, domestic or foreign.

      "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related rules, regulations and published interpretations thereunder.

      "INDEMNIFIED PERSON" has the meaning ascribed to it in Section 6.1 hereof.

      "INDENTURE" means the indenture dated as of September 8, 1993 between the Company and Shawmut Bank Connecticut, N.A., under which the Subordinated Notes were issued.

      "JEDI" has the meaning ascribed to it in the first paragraph hereof.

      "JEDI/ANSCHUTZ OPTION" means the JEDI/Anschutz Option dated July 27, 1995 to purchase the shares of Common Stock issuable upon exercise of the Tranche B Warrants, executed by JEDI in favor of Anschutz.

      "JEDI REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of July 27, 1995 between JEDI and the Company.

      "JEDI SHAREHOLDERS AGREEMENT" means the Shareholders Agreement between JEDI and the Company, substantially in the form attached as Exhibit A hereto.

      "JUNIOR PREFERRED STOCK" has the meaning ascribed to it in Section 4.2(a).

      "LOAN AGREEMENT" has the meaning ascribed to it in Section 1.1 hereof.

      "LOSS" means any cost, damage, disbursement, expense, liability, judgment, loss, deficiency, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including, but not limited to, interest or other carrying costs, penalties, legal, accounting and other professional, expert witness and consultant fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified person.

      "NASDAQ/NMS" means the NASDAQ National Market System.

      "NOTICE" has the meaning ascribed to it in Section 8.2 hereof for the purposes of that section.

      "REGULATION" means (i) any applicable law, rule, regulation, judgment, decree, ruling, order, award, injunction, recommendation or other official action of any Governmental Body and (ii) any official change in the interpretation or administration of any of the foregoing by the Governmental Body or by any other Governmental Body or other person responsible for the interpretation or administration of any of the foregoing.

      "RIGHTS" means the rights distributed to holders of shares of Common Stock pursuant to the Rights Agreement.

      "RIGHTS AGREEMENT" means the Rights Agreement dated October 14, 1993, as amended by Amendment No. 1 dated July 27, 1995, between the Company and Mellon Securities Trust Company, as Rights Agent.

      "RIGHTS PREFERRED STOCK" has the meaning ascribed to it in Section 4.2(a).

      "SEC" means the United States Securities and Exchange Commission.

      "SECOND SERIES CONVERTIBLE PREFERRED STOCK" has the meaning ascribed to it in Section 4.2(a).

      "SECURITIES ACT" means the Securities Act of 1993, as amended, and the related rules, regulations and published interpretations thereunder.

      "SENIOR PREFERRED STOCK" has the meaning ascribed to it in Section 4.2(a).

      "$.75 CONVERTIBLE PREFERRED STOCK" has the meaning ascribed to it in
Section 4.2(a).

      "SHARES" has the meaning ascribed to it in Section 2.1(c).

      "SUBSIDIARY" of a person means (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such person or (ii) a partnership in which the person or a Subsidiary of the person is, at the date of determination, a general or limited partner of such partnership, but only if the person or its Subsidiary is entitled to receive more than fifty percent of the assets of such partnership upon its dissolution.

      "SUBORDINATED NOTES" means the outstanding 11-1/4% Senior Subordinated Notes due 2003 of the Company issued under the Indenture.

      "THIRD AMENDMENT" means the Third Amendment to the Loan Agreement, which amendment shall be in substantially the form attached hereto as Exhibit B.

      "TRANCHE B WARRANTS" means the Warrants to purchase 11,250,000 shares of Common Stock (as the number of shares may be adjusted pursuant to the terms of the Tranche B Warrants).

      "TRANSACTION" means the transaction contemplated by Section 2.1 of this Agreement.

      "TRANSACTION DOCUMENTS" means this Agreement, the Third Amendment, Amendment No. 1 to the JEDI Registration Rights Agreement, the JEDI Shareholders Agreement and all other documents and instruments executed pursuant thereto.


                                  ARTICLE II

                        SECOND RESTRUCTURE TRANSACTION

      SECTION 2.1 TRANSACTION. The Company and JEDI agree that, subject to satisfaction or waiver of the conditions set forth below, the following events (collectively, the "Transaction") shall occur on the Closing Date:

            (a) The Company and JEDI will execute and deliver to each other the Third Amendment and all other documents or instruments contemplated therein as being executed on the Closing Date (including exhibits to the Third Amendment), each of such documents and instruments to be acceptable to the Company and JEDI in form and substance.

            (b) JEDI will assign the Tranche B Warrants and its rights and obligations under the JEDI/Anschutz Option to the Company pursuant to an assignment acceptable to the Company in form and substance.

            (c) The Company will issue and deliver to JEDI a certificate(s) with respect to 8,400,000 shares of Common Stock (subject to adjustment in accordance with Section 5.6) (the "Shares") in such denominations as JEDI may request, which certificate(s) and any certificate(s) issued in exchange therefor or upon transfer, except certificates issued in connection with a sale registered under the Securities Act, shall bear the legends set forth on Exhibit C hereto.

            (d) The Company and JEDI will execute and deliver to each other Amendment No. 1 to the JEDI Registration Rights Agreement, which amendment shall be substantially in the form attached hereto as Exhibit D.

            (e) The Company and JEDI will execute and deliver to each other the JEDI Shareholders Agreement.

      SECTION 2.2 HART-SCOTT-RODINO ACT FILING. As soon as practicable following the execution hereof, the Company and JEDI shall make all necessary filings and, subject to Section 5.5, pay any applicable fees which the Hart-Scott-Rodino Act may require with respect to the Transaction.

      SECTION 2.3 CLOSING. Subject to the satisfaction of the conditions precedent set forth in Sections 2.5, 2.6 and 2.7 below, the closing of the Transaction (the "Closing") shall be held at the offices of Enron Capital & Trade Resources Corp., 1200 17th Street, Suite 2750, Denver, Colorado, at 10 a.m., Denver, Colorado time, on the business day following the date on which the Closing shall be permitted to occur without violation of the Hart-Scott-Rodino Act, or at such other place, date and time as may be mutually agreed in writing by the Company and JEDI; PROVIDED, HOWEVER, that if all of the conditions to Closing set forth in Sections 2.5, 2.6 and 2.7 below have not been satisfied or waived by such date or any mutually agreeable later date for Closing, the party whose condition has not been satisfied or waived shall have the right to extend the date of Closing for successive periods of up to five days each, or for such longer period to which the parties may agree in writing, but in no event beyond any date on which this Agreement is terminated pursuant to Section 7.1. The Closing also may occur at such other place, date and time as the Company and JEDI may agree. The date on which the Closing occurs shall be referred to herein as the "Closing Date."

      SECTION 2.4 SIMULTANEOUS CLOSING. All events specified in Section 2.1 shall be deemed to occur simultaneously and no event shall be deemed to occur unless and until all such events shall have occurred.

      SECTION 2.5 JEDI CONDITIONS TO CLOSING. The obligation of JEDI to consummate the transactions contemplated hereunder is subject, at the option of JEDI, to satisfaction or waiver of the following conditions (each of which is deemed to be material) at or before the Closing:

            (a) Each of the actions specified in Section 2.1 above shall have been taken.

            (b) The Company shall have taken all action required, if any, to cause the Shares to be qualified for inclusion in the NASDAQ/NMS, and shall give such notice as may be required to the National Association of Securities Dealers, Inc. with respect to the Transaction.

            (c)   Anschutz shall have consented to the actions contemplated by
      Section 2.1(b) and delivered all documents necessary to effect such consent(s) and to release JEDI from all obligations under the Tranche B Warrants and the JEDI/Anschutz Option, which documents shall be acceptable to JEDI in form and substance.

            (d) The Company and Anschutz shall have acknowledged in writing to JEDI that the JEDI Registration Rights Agreement, as amended by Amendment No. 1 thereto, continues to constitute the "Other Registration Rights Agreement" for purposes of the Anschutz Registration Rights Agreement.

            (e) The Company and Anschutz shall have entered into an amendment to the Anschutz Shareholders Agreement to amend lines 5 and 6 of Section 3.1(a) thereof to delete the phrase "(other than Equity Securities of the Company owned by Purchaser, any of its Affiliates or any such Group)" and substitute in its place the phrase "(other than Equity Securities of the Company owned by JEDI, Purchaser, any of their respective Affiliates or any Group of which any such entity is a member)".

            (f) After giving effect to the waiver contemplated by Section 5.7, no Default (as defined in the Loan Agreement) shall have occurred and be continuing nor shall any Default (as defined in the Loan Agreement) occur by virtue of the execution and delivery of the Third Amendment.

            (g) The Company shall have paid to or on behalf of JEDI all amounts payable pursuant to Section 5.5 below.

            (h) Except as disclosed in the SEC Documents filed with the Commission prior to the date hereof, since September 30, 1995, there shall have occurred no event which could have a Material Adverse Effect (as defined in the Loan Agreement) on the Company and its Subsidiaries taken as a whole.

            (i) JEDI shall have received the following legal opinions dated as of the Closing Date:

                  (1) a legal opinion from the law firm of Holme Roberts & Owen L.L.C. that is in substantially the same form as the opinion dated July 27, 1995, that was issued by such firm to JEDI in connection with the closing of the transactions contemplated by the First Restructure Agreement, with such changes as may be necessary to cause such opinion to cover the Third Amendment;

                  (2) a legal opinion from the law firm of Vinson & Elkins L.L.P. that is in substantially the same form as the opinion dated July 27, 1995, that was issued by such firm to JEDI in connection with the closing of the transactions contemplated by the First Restructure Agreement, except that (A) for purposes of such opinion, the term "Amendment Documents" shall include this Agreement, the Third Amendment, Amendment No. 1 to the JEDI Registration Rights Agreement, the JEDI Shareholders Agreement and the Shares, and (B) such opinion shall cover the matters set forth in such prior opinion as opinion numbers 1, 2, 3, 4, 5, 7, 8, 10 (with the term "Tranche B Warrants" to be replaced with the term "Shares" and other appropriate adjustments made to reflect such change), 12 and 13 as they relate to the Transaction and (C) such opinion shall contain exceptions, qualifications and assumptions similar to those contained in such prior opinion, as appropriate; and

                  (3) a legal opinion from Daniel L. McNamara, corporate counsel for the Company, that is in substantially the same form as the opinion of such counsel dated July 27, 1995, that JEDI was expressly authorized to rely upon in connection with the closing of the transactions contemplated by the First Restructure Agreement, with such changes as may be necessary to cause such opinion to be addressed to JEDI and cover the Transaction.

            (j) Except as contemplated by this Agreement, (i) the representations and warranties of the Company contained herein shall be true and correct in all material respects as of the Closing Date, with the same force and effect as though made at such time, and (ii) the Company shall have performed in all material respects all obligations required of it by the terms of this Agreement to have been performed as of the Closing Date.

            (k) JEDI shall have received a certificate in form and substance satisfactory to JEDI from each of (a) the Secretary or Assistant Secretary of the Company to the effect that, (i) the Board of Directors of the Company has taken all actions necessary with respect to the Transaction and the issuance of the Shares and (ii) except as set forth thereon or attached thereto there have been no amendments to the Company's Articles of Incorporation, as amended, or Bylaws, as amended, since July 27, 1995, and none are contemplated; and (b) the President or any Vice President of the Company to the effect that, (i) the representations and warranties of the Company contained herein are true and correct in all material respects as of the Closing Date, with the same force and effect as though made at such time, and (ii) the Company has performed in all material respects all obligations required of it by the terms of this Agreement to have been performed as of the Closing Date.

      SECTION 2.6 COMPANY CONDITIONS TO CLOSING. The obligation of the Company to consummate the Transaction is subject, at the option of the Company, to satisfaction or waiver of the following conditions (each of which is deemed to be material) at or before Closing:

            (a) Each of the actions specified in Section 2.1 above shall have been taken.

            (b) Except as contemplated by this Agreement, (i) the representations and warranties of JEDI contained herein shall be true and correct in all material respects as of the Closing Date, with the same force and effect as though made at such time, and (ii) JEDI shall have performed in all material respects all obligations required of it by the terms of this Agreement to have been performed as of the Closing Date.

            (c) The Company shall have received from the general partner of JEDI a certificate in form and substance satisfactory to the Company to the effect that (i) all actions necessary to be taken by JEDI with respect to the Transaction have been authorized by its general partner and limited partner, (ii) the representations and warranties of JEDI contained herein are true and correct in all material respects as of the Closing Date, with the same force and effect as though made at such time, and (iii) JEDI has performed in all material respects all obligations required of it by the terms of this Agreement to have been performed as of the Closing Date.

            (d)   Anschutz shall have consented to the actions contemplated by
      Section 2.1(b) and delivered all documents necessary to effect such consent(s), which documents shall be acceptable to the Company in form and substance.

            (e) Anschutz shall have acknowledged in writing to JEDI that the JEDI Registration Rights Agreement, as amended by Amendment No. 1 thereto, continues to constitute the "the Other Registration Rights Agreement" for purposes of the Anschutz Registration Rights Agreement.

            (f) Anschutz shall have entered into an amendment to the Anschutz Shareholders Agreement to amend lines 5 and 6 of Section 3.1(a) thereof to delete the phrase "(other than Equity Securities of the Company owned by Purchaser, and of its Affiliates or any such Group)" and substitute in its place the phrase "(other than Equity Securities of the Company owned by JEDI, Purchaser, any of their respective Affiliates or any Group of which any such entity is a member)".

            (g) Except for events affecting the oil and gas industry generally, including, but not limited to, the market prices of the Company's products, no event shall have occurred since the date hereof that has had a material adverse effect on the value of the Mortgaged Properties taken as a whole (as defined in the Loan Agreement).

      SECTION 2.7. ADDITIONAL CONDITIONS TO CLOSING. In addition to those set forth above, the obligations of JEDI and the Company to consummate the Transaction shall be subject to satisfaction of the following conditions, which may be waived only by the consent of both parties:

            (a) The consummation of the Transaction shall not violate the Hart-Scott-Rodino Act.

            (b) There shall not be in effect any Regulation that makes it illegal for JEDI or the Company to perform at Closing each of their respective obligations under this Agreement or any Transaction Document or that enjoins JEDI or the Company from performing such obligations.

            (c) As of the Closing Date, no Action shall be pending or threatened (i) wherein an unfavorable judgment, decree or order could prevent, make unlawful or materially affect the consummation of the transactions contemplated by this Agreement or (ii) which if adversely determined would have a Material Adverse Effect (as defined in the Loan Agreement) on the Company and its Subsidiaries taken as a whole.


                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF JEDI

      JEDI hereby represents and warrants to the Company as follows:

      SECTION 3.1 ORGANIZATION; AUTHORITY. JEDI is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority under its Partnership Agreement and under the laws of the State of Delaware to execute, deliver and perform its obligations under this Agreement and each of the Transaction Documents to which it is a party and to execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by JEDI pursuant to or in connection with this Agreement or any of the Transaction Documents.

      SECTION 3.2 EXECUTION AND DELIVERY; ENFORCEABILITY. JEDI has taken all partnership action necessary to authorize the due execution and delivery of this Agreement and the Transaction Documents and the performance of its obligations hereunder and thereunder. This Agreement has been, and upon execution and delivery, each other Transaction Document to which JEDI is a party shall be, duly executed and delivered by JEDI, and shall constitute the legal, valid and binding obligation of JEDI, enforceable against JEDI in accordance with its terms, except to the extent that enforceability may be subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and other similar laws affecting generally the enforcement of creditors' rights and by general principles of equity.

      SECTION 3.3 APPROVALS AND CONSENTS. Except as may be required by the Acts or the Hart-Scott-Rodino Act, no consent or approval is required in connection with JEDI's execution and delivery of this Agreement or any of the Transaction Documents and the performance of its obligations hereunder or thereunder.

      SECTION 3.4 NO VIOLATIONS. The execution and delivery by JEDI of this Agreement and each of the Transaction Documents to which it is a party and the performance of its obligations hereunder and thereunder will not cause a breach or violation of, or a default or event of default under, any provision of (i) the Partnership Agreement of Joint Energy Development Investments Limited Partnership dated June 29, 1993, as amended, or its Certificate of Limited Partnership, or any agreement, contract or arrangement, whether written or oral, to which JEDI is a party or by which JEDI is bound; (ii) any law, rule or regulation of any Governmental Body applicable to JEDI; or (iii) any decree, order, injunction or other decision of any court, arbitrator, or Governmental Body with jurisdiction over JEDI, the violation of which would have an adverse effect on its ability to perform its obligations hereunder.

      SECTION 3.5 PURCHASE FOR INVESTMENT. JEDI acknowledges that (i) the Shares will be issued and sold pursuant hereto in reliance upon the exemption afforded by Section 4(2) of the Securities Act; (ii) it is acquiring the Shares for investment and without any view toward distribution of any of the Shares to any other person in violation of the Securities Act; (iii) it will not sell or otherwise dispose of the Shares except in compliance with the registration requirements under the Securities Act and applicable state securities laws or available exemptions therefrom; and (iv) before any sale or any disposition of the Shares which is not registered under the Securities Act or effected pursuant to Rule 144 under the Securities Act (unless the Company shall have been advised by counsel that such sale does not meet the requirements of Rule
144), it will deliver to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such registration is unnecessary.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to JEDI as follows:

      SECTION 4.1 ORGANIZATION AND EXISTENCE. The Company is duly incorporated, validly existing and in good standing under the laws of the State of New York. The Company has full corporate power and authority to own and hold the properties and assets it now owns and holds and to carry on its businesses as and where such properties are now owned or held and such business is now conducted. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties and assets now owned or held by it or the nature of the business now conducted by it requires it to be so licensed or qualified and where the failure so to qualify might reasonably be expected to affect materially and adversely the business, financial condition or results of operations of the Company.

      SECTION 4.2 CAPITALIZATION. As of the date of this Agreement (unless another date is specified),

            (a) The authorized capital stock of the Company consists, as of December 21, 1995, of 210,000,000 shares of stock, of which (i) 200,000,000 shares are Common Stock and (ii) 10,000,000 shares are preferred stock, par value $.01 per share, consisting of (A) a class of 7,350,000 shares of preferred stock (the "SENIOR PREFERRED STOCK"), of which up to (x) 5,444,425 shares may be issued in a series designated as "$.75 Convertible Preferred Stock" (the "$.75 CONVERTIBLE PREFERRED STOCK") and (y) 620,000 shares are authorized to be issued in a series designated as "Second Series Convertible Preferred Stock" (the "SECOND SERIES CONVERTIBLE PREFERRED STOCK"), and (B) a class of 2,650,000 shares of preferred stock (the "JUNIOR PREFERRED STOCK"), of which up to 1,000,000 shares may be issued in a series designated "First Series Junior Preferred Stock" (the "RIGHTS PREFERRED STOCK"). The Company has submitted a proposal to its shareholders to effect a reverse stock split of its outstanding Common Stock. The proposal would cause each share of Common Stock to be converted into one-fifth of a share of Common Stock. The proposal is scheduled for consideration at a special meeting of shareholders to be held on January 5, 1996. The authorized number of shares of Common Stock, however, will not change.

            (b) With respect to the Common Stock, as of December 21, 1995, there are, (i) 53,289,960 shares of Common Stock issued and outstanding; (ii) 3,059,000 shares of Common Stock reserved for issuance upon exercise of outstanding stock options issued by the Company to current and former employees of the Company and its subsidiaries (the "EMPLOYEE OPTIONS"); (iii) 10,080,606 shares of Common Stock reserved for issuance upon conversion of the $.75 Convertible Preferred Stock, (iv) 1,244,715 shares of Common Stock reserved for issuance upon exercise of warrants at an exercise price of $3.00 per share issued under the Warrant Agreement dated as of December 31, 1991, between the Company and Mellon Securities Trust Company, as Warrant Agent, successor to The Chase Manhattan Bank (National Association) (the "EXISTING WARRANTS"); (v) 11,250,000 shares of Common Stock reserved for issuance upon exercise of the Tranche B Warrants at an exercise price of $2.00 per share; (vi) 19,444,444 shares of Common Stock reserved for issuance upon exercise of the Tranche A Warrants at an exercise price of $2.10 per share; (vii) 6,200,000 shares of Common Stock reserved for issuance upon conversion of the 620,000 shares of Second Series Convertible Preferred Stock.

            (c) With respect to preferred stock and warrants of the Company, as of December 21, 1995, there are (i) 2,880,173 shares of $.75 Convertible Preferred Stock issued and outstanding; (ii) 532,900 shares of Rights Preferred Stock reserved for issuance upon the exercise of the Rights, none of which are issued or outstanding; (iii) 620,000 shares of Second Series Convertible Preferred Stock issued and outstanding; (iv) 1,244,715 Existing Warrants issued and outstanding, each of which, upon exercise, entitles the holder thereof to purchase one share of Common Stock at a price of $3.00 per share; (v) 19,444,444 Tranche A Warrants, each of which, upon exercise, entitles

Anschutz to purchase one share of Common Stock at a price of $2.10 per share; and (vi) 11,250,000 Tranche B Warrants, each of which, upon exercise, entitles the holder thereof to purchase one share of Common Stock at a price of $2.00 per share.

            (d) Except as set forth above and except as provided in the Transaction Documents, no Equity Securities of the Company are issued, reserved for issuance or outstanding.

            (e) All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the exercise of the Employee Options or the Existing Warrants, the conversion of the $.75 Convertible Preferred Stock or the Second Series Convertible Preferred Stock, the Tranche A Warrants or the Tranche B Warrants, as the case may be, will be, when issued, duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights.

            (f) Except with respect to the outstanding shares of Common Stock, the Employee Options, the Existing Warrants, the $.75 Convertible Preferred Stock, the Second Series Convertible Preferred Stock, the Rights, the Tranche A Warrants, the Tranche B Warrants and the JEDI/Anschutz Option, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote.

            (g) Except as provided in the Transaction Documents and with respect to the Employee Options, the Existing Warrants, the $.75 Convertible Preferred Stock, the Rights, the Second Series Convertible Preferred Stock, the Tranche B Warrants and the Anschutz Shareholders Agreement, there is no agreement or arrangement restricting the voting or transfer of the Equity Securities of the Company;

            (h) Except as provided in the Transaction Documents and with respect to the Employee Options, the Existing Warrants, the $.75 Convertible Preferred Stock, the Rights, the Second Series Convertible Preferred Stock, the Tranche B Warrants, the Tranche A Warrants and the JEDI/Anschutz Option, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other Equity Securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

            (i) Except with respect to the Rights and the obligations of the Company under this Agreement, there are no outstanding contractual obligations, commitments, understandings or arrangements of the Company to repurchase, redeem or otherwise acquire, require or make any payment in respect of any shares of Equity Securities of the Company.

            (j) Except with respect to statutory restrictions of general application and the provisions of the $.75 Convertible Preferred Stock, the Second Series Convertible Preferred Stock, the Indenture, the Subordinated Notes and the Credit Agreement, there are no legal, contractual or other restrictions on the payment of dividends or other distributions or amounts on or in respect of any of the Equity Securities of the Company.

            (k) Except as contemplated by the JEDI and Anschutz Registration Rights Agreements, there are no agreements or arrangements to which the Company or any of its Subsidiaries is a party pursuant to which the Company is or could be required to register shares of Common Stock or other securities under the Securities Act.

            (l) Equity Securities of the Company that were issued and reacquired by the Company were so reacquired (and, if reissued, so reissued) in compliance with all applicable Regulations, and the Company has no liability with respect to the reacquisition or reissuance of the Equity Securities.

      SECTION 4.3 ISSUANCE OF SHARES. The Shares to be issued hereunder will be issued free and clear of all liens, charges, pledges and other encumbrances and free from any prior or preferential rights or other rights to acquire the Shares. As of the Closing, the Shares will constitute validly issued, fully paid and non-assessable shares of Common Stock. No shareholder of the Company or any other person has any preemptive rights with respect to the issuance of the Shares.

      SECTION 4.4 AUTHORITY AND APPROVAL. The Company has the corporate power and authority to execute and deliver this Agreement and each of the Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform all the terms and conditions hereof and thereof. The execution and delivery by the Company of this Agreement and each of the Transaction Documents to which it is a party, the performance by the Company of all the terms and conditions hereof and thereof and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of the Company and no approval of the shareholders of the Company is required in connection with the consummation of the transactions contemplated hereby or thereby. This Agreement constitutes and each Transaction Document shall, upon its execution, constitute the valid and binding obligation of the Company enforceable in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

      SECTION 4.5 NO CONFLICT. Except for the filings under the Hart-Scott-Rodino Act contemplated in Section 2.2, this Agreement and each of the Transaction Documents to which it is a party and the execution and delivery hereof and thereof by the Company do not, and the fulfillment and compliance with the terms and conditions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with any of, or require the consent of any person or entity under, the terms, conditions or provisions of the charter documents or bylaws or equivalent governing instruments of the Company or any of its Subsidiaries; (ii) violate any provision of, or require any consent, authorization or approval under, any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to the Company or any of its Subsidiaries; (iii) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or, except for the consent of Anschutz and such consents as may be required under the Credit Agreement, require any consent, authorization or approval under, any indenture, mortgage or lien, or any agreement, contract, commitment or instrument to which the Company or any of its Subsidiaries is a party or by which it is bound or to which any property of the Company or any of its Subsidiaries is subject; or
(iv) result in the creation of any lien, charge or encumbrance on the assets of the Company or any of its Subsidiaries under any such indenture, mortgage, lien, lease, agreement or instrument.

      SECTION 4.6 SEC DOCUMENTS. The Company has filed with the SEC all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC since December 31, 1994 and has delivered or made available to JEDI all reports, schedules, forms, statements and other documents filed by the Company with the SEC since such date (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC DOCUMENTS"). As of their respective dates, except to the extent revised or superseded by a subsequent filing with the SEC prior to the date hereof, the SEC Documents, and any other reports, schedules, forms, statements and other documents filed by the Company with the SEC after the date hereof, complied or will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the SEC Documents (including any and all financial statements included therein) as of such dates contained or will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in all SEC Documents, and any other reports, schedules, forms, statements and other documents filed by the Company with the SEC after the date hereof, including any amendments thereto, comply or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto.

                                   ARTICLE V

                       ADDITIONAL COVENANTS OF THE PARTIES

      SECTION 5.1 NOTIFICATION. Until the Closing, the Company or JEDI, as the case may be, shall give prompt notice to the other party of (i) the occurrence, or failure to occur, of any event that would be likely to cause any of the notifying party's representation or warranty which is contained herein or in any Transaction Document to which it is a party to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date and (ii) any failure of the notifying party to perform or otherwise comply with, in any material respect, any covenant, condition or agreement to be performed or complied with by it under this Agreement or any Transaction Document to which it is a party. This covenant of notification shall not limit the right of the other party under Article II above to require as a condition precedent to the performance of its obligations under this Agreement the accuracy in all material respects of the representations and warranties on the Closing Date, and performance in all material respects of the covenants of the notifying party made in this Agreement or in any Transaction Document and to receive an unqualified certificate with respect to the same.

      SECTION 5.2 PUBLIC STATEMENTS. Until the Closing, the Company and JEDI shall consult with each other and no party shall issue any press release or written statement with respect to the Transaction without the consent of the other party, unless the party desiring to make such press release or written statement, after seeking such consent from the other party (which shall not be unreasonably withheld), obtains advice from legal counsel that a press release or written statement is required by applicable law.

      SECTION 5.3 CONFIDENTIALITY. Information disclosed by any party or its representatives to any other party or its representatives, whether before or after the execution of this Agreement, shall be kept confidential by the other party and its representatives if the information was or is designated in writing as confidential and except in each case to the extent that (i) the information was known by the recipient when received or the information is or hereafter becomes lawfully obtainable from other sources, (ii) upon the advice of counsel, the disclosing party determines that disclosure to a Governmental Body having jurisdiction over such party is necessary or appropriate, (iii) upon the advice of counsel disclosure is required by applicable laws or regulations (in each of clause (ii) and (iii), after providing written notice of the proposed disclosure and the stated reason requiring such disclosure) or
(iv) the duty as to confidentiality is waived in writing by the other party.

      SECTION 5.4 FURTHER ASSURANCES. Until the Closing and indefinitely thereafter, promptly upon request by any other party, each party shall correct any defect or error in the execution or acknowledgment of any Transaction Document and execute, acknowledge and deliver such other documents and instruments as the requesting party may require from time to time in order (i) to carry out more effectively the purposes of this Agreement and each Transaction Document, (ii) to enable the requesting party to exercise and enforce its rights and remedies and collect any payments and proceeds under this Agreement and any Transaction Document and (iii) to better transfer, preserve, protect and confirm to the requesting party the rights granted or now or hereafter intended to be granted to the requesting party under this Agreement and any Transaction Document or under each other instrument executed in connection with this Agreement and any Transaction Document.

      SECTION 5.5 EXPENSES. Regardless of whether this Agreement is terminated in accordance with Article VII or whether the transactions contemplated by this Agreement are consummated:

            (a) At Closing or within five business days following the termination of this Agreement, as applicable, the Company shall pay up to $25,000 to JEDI to cover a portion of JEDI's legal and other professional fees in accordance with the letter agreement dated as of December 19, 1995, and delivered in connection herewith; and

            (b) Contemporaneously with the filing by JEDI of any filing required by the Hart-Scott-Rodino Act, the Company shall pay the filing fees required pursuant to the Hart-Scott-Rodino Act.

            (c)   Except as provided in clauses (a) and (b) of this Section
      5.5 and notwithstanding anything to the contrary contained in any other agreements between the Company and JEDI, each party shall bear its own costs and expenses incurred in connection with the evaluation and consummation of the Transaction and the negotiation, execution and delivery of any documents in connection therewith.

      SECTION 5.6  ADJUSTMENTS TO SHARES; ISSUANCES.

            (a) Except as provided to the contrary in the following sentence, the number of Shares to be received by JEDI hereunder shall be adjusted in the event of any change in, or with respect to, the Common Stock by reason of the issuance of any stock or other non-cash dividends, extraordinary cash dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like on or before the Closing (including, but not limited to, the proposed one-for-five reverse stock split) such that, in each case JEDI shall receive at the Closing the number of shares of Common Stock as if the Closing had occurred immediately prior to such event, or the record date therefor, as applicable. Notwithstanding anything in this Agreement or in any other Transaction Document to the contrary, no such adjustments shall be required with respect to the issuance of shares of Common Stock pursuant to the underwritten offering of up to 69 million shares currently contemplated by the Company, the conversion of shares of $.75 Convertible Preferred Stock, the exercise of Employee Options or Existing Warrants outstanding as of the date of this Agreement, the payment of regular dividends on the $.75 Convertible Preferred Stock in stock or cash in accordance with the terms thereof and the issuance of shares of Common Stock pursuant to the Section 401(k) plan sponsored by the Company in accordance with the terms thereof.

            (b) No adjustment made pursuant to this Section 5.6 shall constitute or be deemed a waiver by JEDI of any breach of any of the representations, warranties or obligations of the Company contained in this Agreement.

            (c) Except with respect to issuances resulting from the actions specifically set forth in the last sentence of paragraph (a) of this Section 5.6, prior to Closing and without the prior written consent of JEDI, the Company will not issue, or enter into any agreement which would require it to issue, any of its Equity Securities.

      SECTION 5.7 SUSPENSION OF NON-COMPLIANCE. JEDI acknowledges that the Company may not be in compliance with the requirements of the Loan Agreement with respect to the status of the Company's title to that certain oil and gas lease from El Peyote Mineral Trust dated as of May 24, 1994 (as amended, the "Subject Lease"). JEDI agrees that until the earlier of the Closing Date and the date on which this Agreement is terminated, JEDI will not enforce any rights it may have against the Company or the Mortgaged Properties (as defined in the Loan Agreement) with respect to any event of non-compliance under the Loan Agreement that relates solely to the status of the Company's title to the Subject Lease. If Closing does not occur, then the suspension provided for herein shall terminate and JEDI shall have all of its rights set forth in the Loan Agreement. Except as expressly provided herein, JEDI does not waive any of its rights with respect to such noncompliance. If Closing occurs, JEDI hereby waives any rights it may have against the Company (including, without limitation, the right to assert that an Event of Default (as such term is defined in the Loan Agreement) has occurred and the right to exercise any remedies under the Loan Agreement as a result thereof) and releases the Company from any liability with respect to any non-compliance under the Loan Agreement resulting solely from the status of the Company's title to the Subject Lease; in exchange therefor, if Closing occurs, the Company hereby agrees that on or before July 1, 1996, the Company shall either (a) (i) obtain, on terms no less favorable to the Company in any material respect than those contained in the Subject Lease, oil and gas leasehold interests ("Replacement Leases") covering the acreage and depths which were previously covered by the Subject Lease and pledged to JEDI pursuant to the Security Instruments (as defined in the Loan Agreement) but that, as of the Closing Date, are no longer subject to (A) the Subject Lease or (B) leasehold interests constituting Mortgaged Properties and (ii) execute and deliver to JEDI such Security Instruments as may be necessary or that are reasonably requested by JEDI to grant JEDI a first priority perfected lien in the Replacement Leases, subject only to the Permitted Encumbrances described in Exhibit A to that certain Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of December 28, 1993, between the Company and JEDI, as amended, or (b) prepay the principal amount of the Loan (as defined in the Loan Agreement) outstanding under the Loan Agreement in an amount to be mutually agreed upon by both parties. In connection with any prepayment made pursuant to this Section 5.7, the Company shall also pay the accrued but unpaid interest on the outstanding principal amount of the Loan being prepaid to the date of prepayment.



                                  ARTICLE VI

                                INDEMNIFICATION

      SECTION 6.1 INDEMNIFICATION. The Company shall indemnify and defend (i) JEDI, (ii) each partner of JEDI, (iii) each "controlling person" (within the meaning of Section 20 of the Exchange Act) of JEDI and each of its partners and (iv) the shareholders, directors, officers, employees, agents and affiliates of each of the foregoing (each referred to herein as an "indemnified person"), and shall hold each indemnified person harmless from, any and all Losses in any way relating to or arising out of any of the following:

            (a) any breach of the representations, warranties, covenants or agreements of the Company contained in this Agreement or any Transaction Document; and

            (b) any Action brought against such indemnified person to the extent the Action arises out of or is attributable to the Transaction, excluding however any Action that is asserted by (i) one or more indemnified persons, (ii) any person having a contractual or other relationship with one or more of such indemnified persons, which contractual or other relationship serves as the basis upon which such person has standing to bring such Action or (iii) any Governmental Body in the exercise of its regulatory authority over the business and affairs of such indemnified person.

      The Company shall have no obligation under this Section to JEDI or any other person indemnified under this Section 6.1 with respect to any of the foregoing arising primarily out of the gross negligence or willful misconduct of JEDI or the other indemnified person, as the case may be, as determined by a final judgment of a court of competent jurisdiction. Notwithstanding anything herein or in any Transaction Document to the contrary, the terms and provisions of such documents, including the indemnification provisions set forth in this Article VI, shall not limit or otherwise affect in any way the terms of Section 6.03 of the Loan Agreement.

      SECTION 6.2 INDEMNIFICATION PROCEDURES. If any Action indemnifiable under this Article VI shall be brought, asserted or threatened against any person indemnified under this Article VI, the indemnified person shall promptly notify the indemnifying person. A failure to notify the indemnifying person timely or at all shall reduce the liabilities and obligations of the indemnifying person under this Article VI only to the extent the indemnifying person actually shall be prejudiced by the failure. The indemnifying person shall assume the defense of the Action, including the employment of counsel satisfactory to the indemnified person and the payment of all related fees and expenses, but the indemnified person may employ separate counsel in the Action and participate in the defense of the Action at its own expense. The indemnified person, however, may by written notice to the indemnifying person assume the defense of the Action, including the employment of counsel, at the expense of the indemnifying person (except that the indemnifying person shall not be liable for the fees and expense of more than one such separate counsel with respect to the Action) if:

           (a) the indemnifying person fails to take one or more of the following acts without a delay that reasonably could be expected to be prejudicial to the interests of the indemnified person: (i) acknowledge in writing to the indemnified person the liability of the indemnifying person to the indemnified person under this Article VI with respect to the Action, (ii) assume the defense, (iii) post an indemnity or similar bond (in form and substance satisfactory to the indemnified person) in an amount equal to the full amount for which the indemnified person may be liable as a result of the Action (including penalties and interest) or provide other evidence satisfactory to the indemnified person of the ability of the indemnifying person to pay that amount in full or (D) employ counsel reasonably satisfactory to the indemnified person; or

           (b) the persons against whom the Action shall have been brought, asserted or threatened (including any impleaded parties) include both the indemnified person and the indemnifying person and the indemnified person is advised by counsel that there may be one or more legal defenses available to the indemnified person that are different from or in addition to those available to the indemnifying person; or

           (c) the indemnified person reasonably believes that the Action or an unfavorable resolution of the Action may materially and adversely affect the business, properties, operations, prospects or condition (financial or otherwise) of the indemnified person and its affiliates other than as a result of the payment of money damages.

If the indemnified person has assumed the defense of the Action pursuant to any of the conditions stated above, then the indemnifying person shall not have the right to assume the defense of the Action on behalf of the indemnified person and the indemnified person shall have the right to control the defense, compromise or settlement of any Action indemnifiable under this Article on behalf of and for the account and risk of the indemnifying person. The indemnifying person shall be bound by the result of the defense of any Action, whether the defense shall have been assumed by the indemnifying person or by the indemnified person, and shall indemnify the indemnified person against, and hold the indemnified person harmless from, any Loss in any way relating to or allegedly arising in connection with the matter or matters which shall be the basis of the Action or otherwise connected to the Action, except that the indemnifying person shall not be liable for the payment of the amount of money damages provided in a settlement of any Action indemnifiable under this Article defended by the indemnified person pursuant to the second or third conditions stated above that shall have been effected without the written consent of the indemnifying person, which consent shall not be unreasonably withheld.

      SECTION 6.3 APPEAL. Notwithstanding anything in this Article VI to the contrary, if, in connection with an Action indemnifiable under this Article, a Governmental Body or authority of competent jurisdiction or other person having authority or jurisdiction over a matter or matters related to the Action shall have rendered, entered or granted a binding judgment, decision, ruling, order or award with respect to the matter or matters providing for the payment of money damages or the claimant and the indemnifying party shall have agreed to settle the Action for an amount of money damages without reservation of any rights or defenses against the indemnified person, and if the indemnified person elects to appeal the judgment, decision, ruling, order or award or declines to agree to the proposed settlement, as the case may be, then the indemnified person may continue to defend the Action, free of any participation by the indemnifying person, but the amount of any ultimate liability under this Article VI with respect to Losses related to or allegedly arising in connection with the matter or matters that shall have been comprehended by the judgment, decision, ruling, order or award or by the proposed settlement, as the case may be, shall then be limited to the amount of the judgment, decision, ruling, order or award or the amount of the proposed settlement, as the case may be, plus the other indemnified Losses of the indemnified person relating to the matter or matters through the date of its election to appeal or its rejection of the proposed settlement, as the case may be.

      SECTION 6.4  CONTRIBUTION.  If the indemnification provided for in this
Article VI is unavailable to an indemnified person (other than by reason of exceptions provided in this Article VI), or is insufficient to hold harmless an indemnified person in respect of any Loss, then the indemnifying person, in lieu of indemnifying the indemnified person, shall contribute to the amount paid or payable by the indemnified person as a result of the Loss in the proportion that is appropriate to reflect the relative fault of the indemnifying person on the one part and of the indemnified person on the other part in connection with the events or circumstances which resulted in the Loss as well as any other relevant equitable considerations. The relative fault of the indemnifying person on the one part and of the indemnified person on the other part shall be determined by reference to, among other things, those persons' relative intent, knowledge, access to information and opportunity to correct or prevent the events or circumstances resulting in the Loss. The amount of any Loss suffered, incurred or paid by any person shall be deemed to include all expenses incurred or paid by the person in connection with investigating or defending any action, including, but not limited to, the fees and expenses of counsel.

      SECTION 6.5 NO LIMITATION ON OTHER RIGHTS OF RECOVERY. The indemnification set forth in this Article VI shall be in addition to any other obligations or liabilities of any indemnifying person to an indemnified person at common law or otherwise. The provisions of this Article VI shall not eliminate or otherwise limit the right of any indemnified person or any other person to seek to recover contribution, damages or otherwise enforce its rights against the indemnifying person or any other person without regard to the provisions of this Article VI. JEDI and the Company further agree that if at any time all or any part of any indemnification payment hereunder is or must be rescinded or returned to the person making such indemnity payment for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any person) the indemnification obligations of the person making such payment shall be reinstated with respect to such payment so rescinded or returned as though such payment had never been made or received.


                                  ARTICLE VII

                                  TERMINATION

      SECTION 7.1 TERMINATION EVENTS. This Agreement may be terminated as follows:

            (a) Upon the mutual written consent of each of the parties hereto; or

            (b) By either of the parties hereto upon written notice to the other party if the Transaction shall not have been consummated by February 29, 1996.

      SECTION 7.2  LIMITATION ON TERMINATION.  Except with respect to Section
6.1 above regarding indemnification and Section 5.5 regarding payment of certain of JEDI's expenses, each of which shall survive in accordance with their terms, upon termination of this Agreement, the parties hereto shall have no further rights and obligations hereunder; PROVIDED, HOWEVER, termination of this Agreement shall not release, or be construed as releasing, either party hereto from any liability or damage to the other party hereto arising out of the breaching party's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any its covenants, agreements, duties or obligations arising hereunder or under any of the Transaction Documents.


                                 ARTICLE VIII

                                 MISCELLANEOUS

      SECTION 8.1 SURVIVAL. Except as otherwise specifically provided herein or in any Transaction Document, and notwithstanding any investigation or notice to the contrary or any waiver by any other party of a related condition precedent to the performance by the other party of an obligation hereunder or under a Transaction Document, (i) each representation, warranty or covenant of each party made pursuant to this Agreement or any Transaction Document shall survive the Closing and remain in full force and effect until the last day of the eighteenth calendar month following the calendar month in which the Closing occurs and (ii) each party may assert or commence an Action against the other party with respect to the breach of any such representation, warranty or covenant on or before such date (but not thereafter) and may maintain any such action thereafter.

      SECTION 8.2 NOTICES. Any notice, request, instruction, correspondence or other document to be given under this Agreement by either party hereto (each, a "Notice" for purposes of this Section 8.2) shall be in writing and
(i) delivered in person or by courier service requiring acknowledgment of receipt of delivery; (ii) mailed by certified mail, postage prepaid and return receipt requested; (iii) or sent by telecopier, if appropriate. All Notices shall be sent to the address for each party set forth below, as the same may be amended from time to time upon proper Notice given by either party hereto:

      If to JEDI:       Joint Energy Development Investments
                            Limited Partnership
                        c/o Enron Capital Corp.
                        1400 Smith Street
                        Houston, Texas  77002
                        Attention: Keith Power/Brenda McGee

                                   Room 2940
                        Telecopier:  (713) 646-3602

      with a copy to:   Enron Capital & Trade Resources Corp.
                        1200 17th Street, Suite 2750
                        Denver, Colorado 80202
                        Attention:  Mr. Clifford Hickey
                        Telecopier:  (303) 534-2205

                        Enron Capital & Trade Resources Corp.
                        1400 Smith Street, 38th Floor
                        Houston, Texas 77002
                        Attention: Mr. Lance Schuler
                        Telecopier: (713) 646-3393

      If to the Company:Forest Oil Corporation
                        1600 Broadway, Suite 2200
                        Denver, Colorado  80202
                        Attention: Corporate Secretary
                        Telecopier:  (303) 812-1602

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All Notices by telecopier shall be confirmed promptly after transmission in writing by personal delivery, courier service or certified mail in the manners provided above. Any procedural modification pertaining to the delivery of Notice may be made in the same manner as any other amendment to this Agreement.

      SECTION 8.3 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Colorado, notwithstanding principles of conflicts of law.

      SECTION 8.4 NO WAIVERS; RIGHTS CUMULATIVE. Unless expressly provided to the contrary (i) no failure or delay by any party in exercising any right, power or privilege hereunder or under any Transaction Document shall operate as a waiver of any such right, power or privilege; and (ii) a single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement and the Transaction Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 8.5 REMEDIES. With respect to disputes between the parties as to the validity of a party's refusal to perform its obligations hereunder on the grounds that a condition to its obligations hereunder has not been satisfied, and provided that the party asserting the failure of such condition is acting in good faith, neither party shall be liable to the other for any lost or prospective profits or any other special, consequential, incidental or indirect losses or damages in connection therewith. With respect to all other disputes arising between the parties, each party shall be entitled to seek such remedies, damages and other relief as may be available under applicable law.

      SECTION 8.6 AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of this Agreement or any Transaction Document (or any schedule or exhibit hereto or thereto), and no consent by any party to a departure from any provision of this Agreement or such Transaction Document, shall be effective unless it shall be in writing and signed and delivered by the other party(ies) to this Agreement or the Transaction Document as the case may be, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

      SECTION 8.7 ENTIRE AGREEMENT. This Agreement, together with any schedules and exhibits attached hereto, and any documents delivered pursuant hereto, including the Transaction Documents and the letter agreement dated December 19, 1995 referenced in Section 5.5, shall constitute the entire agreement among the parties hereto pertaining to the Transaction and, except for the First Restructure Agreement, supersedes all prior agreements, understandings, negotiations and discussions of the parties, whether oral or written.

      SECTION 8.8 BINDING EFFECT AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, conveyed, transferred or otherwise disposed of, by operation of law or otherwise, by any party hereto without the prior written consent of the other party; PROVIDED, HOWEVER, that notwithstanding the foregoing, JEDI may assign, convey or transfer any or all of its rights, privileges and obligations hereunder (i) to any direct or indirect affiliate of JEDI organized under the laws of any of the United States, (ii) any entity managed by Enron Corp. or one of its affiliates or for which Enron Corp. or one of its affiliates acts as administrative agent, or (iii) to any financial institution financing or refinancing the transactions contemplated by this Agreement. Any assignment, conveyance, transfer or other disposition made or attempted in violation of this Section 8.8 shall be void and of no effect.

      SECTION 8.9 SEVERABILITY. If a minor or immaterial provision of this Agreement (I.E., one that does not affect the essential nature of, or consideration for, the arrangement among the parties reflected hereby) is declared by a court of competent jurisdiction to be invalid, illegal or unenforceable, such declaration shall not affect the validity or enforceability of the remaining provisions of this Agreement, which shall continue in full force and effect. In such event, however, the parties shall negotiate in good faith to replace such invalid, illegal or unenforceable provision with a valid, legal and enforceable provision that places each party in substantially the same position it would have been in had such original provision been valid, legal and enforceable. If any one or more of the provisions contained in Article VI of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid, illegal or unenforceable provisions had never been contained in this Agreement and such provisions shall be reformed so that they would be valid, legal and enforceable to the maximum extent permitted by law.

      SECTION 8.10 HEADINGS; SCHEDULES. The headings of the several Articles and Sections of this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The exhibits and schedules referred to herein and attached hereto are incorporated in this Agreement by this reference.

      SECTION 8.11 MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties execute this Agreement effective as of the date first set forth above.


                              JOINT ENERGY DEVELOPMENT INVESTMENTS
                                LIMITED PARTNERSHIP

                              By:   Enron Capital Management Limited
                                       Partnership, its General Partner

                                    By:   Enron Capital Corp., its
                                             General Partner


                                          By: /s/ Clifford P. Hickey
                                             --------------------------------
                                                Clifford P. Hickey
                                                Vice President



                              FOREST OIL CORPORATION



                              By:
                                 --------------------------------------------
                              Name:
                                   ------------------------------------------
                              Title:
                                    -----------------------------------------

                                                                       EXHIBIT A


                             SHAREHOLDERS AGREEMENT


          THIS SHAREHOLDERS AGREEMENT (the "Agreement") dated as of ___________, 1996 is between FOREST OIL CORPORATION, a New York corporation (the "Company"), and JOINT ENERGY DEVELOPMENT INVESTMENTS LIMITED PARTNERSHIP, a Delaware limited partnership ("JEDI").


                                    RECITALS

          A. The parties have entered into the Second Restructure Agreement (the "Second Restructure Agreement") dated as of December ___, 1995.

          B. Pursuant to the Second Restructure Agreement, JEDI has acquired [** insert number at Closing**] (the "JEDI Shares") of the Company's common stock, par value $.10 per share, together with the associated Rights (as defined in the Second Restructure Agreement) (the "Common Stock").


                                    AGREEMENT

          The parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS


          The following terms have the following meanings:

          "Action" against a person means an action, suit, investigation, complaint or other proceeding, whether civil or criminal, in law or equity or before any arbitrator or Governmental Body, pending against or affecting the person or its property.

          "Affiliate" of a person means any other person (i) that directly or indirectly controls, is controlled by or is under common control with, the person or any of its Subsidiaries, (ii) that directly or indirectly beneficially owns or holds 5% or more of any class of voting stock of the person or any of its Subsidiaries or (iii) 5% or more of the voting stock of which is directly or indirectly beneficially owned or held by the person or any of its Subsidiaries. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise; PROVIDED that in relation to JEDI, "Affiliate" shall not include any Affiliate of Enron Corp. that is not wholly owned, directly or indirectly, by Enron Corp., unless such Affiliate (a) beneficially owns any of the JEDI Shares or (b) is a member of a Group in which any person that beneficially owns any of the JEDI Shares is a member or (ii) the California Public Employees Retirement System.

          "Anschutz" means The Anschutz Corporation, a Kansas corporation.

          "Anschutz Shareholders Agreement" means the Shareholders Agreement entered into between the Company and Anschutz dated May 17, 1995.

          "beneficial ownership" has the meaning assigned to that term under
Section 13(d) of the Exchange Act, unless otherwise specified herein.

          "Board of Directors" means the board of directors of the Company, from time to time.

          "Business Combination Transaction" means a merger, consolidation or similar transaction and each transaction that constitutes a "Change of Control" within the meaning of the Indenture dated as of September 8, 1993 between the Company and Shawmut Bank Connecticut, N.A. (giving effect to other terms and provisions of such indenture that are directly or indirectly incorporated or referenced by the definition therein of "Change of Control").

          "Common Stock" has the meaning ascribed to it in Paragraph B of the Recitals hereof.

          "Equity Securities" of a person means the capital stock of such person and all other securities convertible into or exchangeable or exercisable for any shares of its capital stock, all rights to subscribe for or to purchase, all options for the purchase of, and all calls, commitments, or claims of any character relating to any shares of its capital stock and any securities convertible into or exchangeable or exercisable for any of the foregoing.

          "Excess JEDI Shares" means, at any time of determination and with respect to the matter subject to the vote or consent for which the Excess JEDI Shares are then being determined, (i) the Equity Securities of the Company owned by any of JEDI and its Affiliates and the Groups in which any of them may be members that may then be voted or with respect to which consent may then be given, in each case with respect to such matter less (ii) the Non-Restricted Shares.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the related rules and regulations.

          "Governmental Body" means any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state, county or local, domestic or foreign.

          "Group" has the meaning given such term in Section 13(d)(3) of the Exchange Act.

          "Independent Director" means any director who is not and has not been during the preceding two years an officer or employee of the Company or a director, officer or employee of a beneficial owner of 5% or more of the shares of Common Stock then issued and outstanding or of any Affiliate of such beneficial owner.

          "JEDI Registration Rights Agreement" means the Registration Rights Agreement dated July 27, 1995 between JEDI and the Company, as amended the date hereof.

          "JEDI Designee" shall have the meaning ascribed to it in Section
2.1(a).

          "JEDI Shares" has the meaning set forth in Paragraph B of the Recitals hereof.

          "Material Adverse Change" means any of (i) the average price for a share of Common Stock over a period of thirty trading days being less than or equal to $1.75, such number being subject to adjustment for any stock or other non-cash dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like; or (ii) (a) any downgrading by any "nationally recognized statistical rating organization" (as that term is defined by the SEC for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended) in the rating accorded to any debt security of the Company by two or more ratings (including the relative standings within a major rating category) (x) below the rating existing as of the date hereof or
(y) if not issued as of the date hereof, below the rating accorded thereto at the time of its initial issuance, or (b) any such downgrading which results in any debt security being accorded a rating of CCC or below by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or a rating of Caa or below by Moody's Investors Service, Inc. or their respective equivalents by any other such nationally recognized statistical rating organization.

          "Non-Restricted Shares" means those shares of Common Stock, calculated by multiplying (i) the number of Equity Securities of the Company owned by any of JEDI and its Affiliates and the Groups in which any of them may be members that may then be voted or with respect to which consent may then be given by
(ii) the quotient of (x) the number of Effective Equity Securities (as defined in the Anschutz Shareholders Agreement) less the number of Excess Purchaser Securities (as defined in the Anschutz Shareholders Agreement) divided by (y) the sum of the number of Effective Equity Securities and the shares of Common Stock issuable to Anschutz or its Affiliates or Groups upon conversion of the shares of Second Series Convertible Preferred Stock owned by Anschutz; PROVIDED, HOWEVER, that if the Excess Purchaser Securities is equal to zero, the Effective Equity Securities shall be deemed to include such number of shares of Common Stock issuable upon conversion of the shares of Second Series Convertible Preferred Stock owned by Anschutz or its Affiliates or Groups, which when added to the Effective Equity Securities would result in Anschutz and its Affiliates and Groups having voting power at the time of determination equal to 19.99% of the aggregate voting power of all Equity Securities of the Company then issued and outstanding.

          "Permitted Transfer Date" means the earlier to occur of (i) July 27, 1998 or (ii) the date on which Anschutz and its Affiliates or Groups shall have sold 50% or more of the shares of Common Stock beneficially owned by Anschutz and its Affiliates or Groups, which figure shall include shares of Common Stock issuable pursuant to the Second Series Convertible Preferred Stock, the JEDI/Anschutz Option and the Tranche A Warrants (as each such term is defined in the Second Restructure Agreement), held by Anschutz and its Affiliates or Groups on the date hereof, but excluding any shares of Common Stock issuable pursuant to the JEDI/Anschutz Option or the Tranche A Warrants if such option or warrants expires or is canceled or terminated during the period between the date hereof and July 27, 1998.

          "Related Transaction" means, with respect to any acquisition or disposition, or deemed acquisition or disposition, of any securities, a transaction that (i) has been disclosed in a document filed with the SEC with respect to the Company (that is then available for inspection at the offices of the SEC) or has been otherwise publicly announced and (ii) by its terms is effective upon, or immediately before or after giving effect to, the occurrence of such acquisition or disposition or deemed acquisition or disposition.

          "Rights Agreement" has the meaning ascribed to it in the Second Restructure Agreement.

          "SEC" means the United States Securities and Exchange Commission.

          "Second Restructure Agreement" has the meaning set forth in Paragraph A of the Recitals hereof.

          "Section 16(b) Liability" means liability under Section 16(b) of the Exchange Act with respect to or as a consequence, directly or indirectly, of JEDI's or JEDI's Affiliate's acquisition (or deemed acquisition) or disposition (or deemed disposition) of "beneficial ownership" of, or a "pecuniary interest" or "indirect pecuniary interest" in, any of the JEDI Shares that shall have been issued or otherwise created, acquired (or deemed to have been acquired) or disposed of (or deemed to have been disposed of) by or pursuant to the Second Restructure Agreement.

          "Section 16(b) Matter" means each matter or series of matters (including, without limitation, a proposed transaction or series of transactions involving any stock or other non-cash dividend, split-up, reverse split-up, reclassification, recapitalization, reorganization, combination, subdivision, conversion, exchange of shares or Business Combination Transaction) which, directly or indirectly, as a result of the taking of action with respect thereto by the Company, its Board of Directors or shareholders or any Governmental Body having jurisdiction thereover, or the conclusion of any such matter will or may, directly or indirectly, whether taken alone or together with other facts or events, result in Section 16(b) Liability; PROVIDED, HOWEVER, that a Section 16(b) Matter shall not include any of the foregoing matters that will or may, directly or indirectly, result in Section 16(b) Liability with respect to or as a consequence of the transfer by JEDI or any of its Affiliates of any JEDI Shares in violation of the provisions of Section 3.2 or in transfers that would violate the provisions of Section 3.2 but for clauses (a), (d) and (e) thereof (collectively, "Excluded Transfers").

          "Significant Transactions" means any one or more of the following:

               (i) the approval of the annual budget of the Company and any amendments thereto;

               (ii) the incurrence of any indebtedness (excluding the indebtedness represented by the Loan Agreement (as defined in the Second Restructure Agreement)) by the Company or any Subsidiary in an amount in excess of $20,000,000 in the aggregate, in a single transaction or series of related transactions, or any amendment to any material term of any agreement representing such indebtedness;

               (iii) the issuance, redemption or repurchase of 20% of the Equity Securities of the Company then outstanding, in one transaction or a series of transactions, whether or not pursuant to a recapitalization, reorganization, merger or consolidation of the Company;

               (iv) the sale, lease, exchange, transfer or other disposition, directly or indirectly, of the Company's or any Subsidiary's assets, in a single transaction or series of transactions, if such assets constitute or would constitute Substantial Assets;

          the merger or consolidation of the Company or the adoption of a plan of liquidation or dissolution of the Company; any motion by the Company to commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or making a general assignment for the benefit of its creditors; and

               (v) any purchase, lease, exchange or other acquisition, directly or indirectly, of assets (including securities) by the Company or any Subsidiary, in a single transaction or series of related transactions, if such assets constitute or would constitute Substantial Assets, except purchases of equipment made in the ordinary course of business.


          "Subsidiary " of a person means (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the person or (ii) a partnership in which the person or a Subsidiary of the person is, at the date of determination, a general or limited partner of such partnership, but only if the person or its Subsidiary is entitled to receive more than fifty percent of the assets of such partnership upon its dissolution. For purpose of the foregoing definition, an arrangement by which a person who owns an oil and gas interest is subject to a joint operating agreement, processing agreement, net profits interest, overriding royalty interest, farmout agreement, development agreement, area of mutual interest agreement, joint bidding agreement, unitization agreement, pooling arrangement or other similar agreement or arrangement shall not, by reason of such agreement or arrangement alone, be considered a Subsidiary. Unless the context otherwise requires, references to one or more Subsidiaries shall be references to Subsidiaries of the Company.

          "Substantial Assets" means assets having a fair market value that, or assets to be acquired for a consideration that, equals or exceeds 10% of the amount of the Consolidated Tangible Net Assets of the Company, as reflected on the most recent audited consolidated balance sheet of the Company existing at the time the Board makes the determination whether or not to approve, adopt or authorize the Significant Transaction involved. The term "Consolidated Tangible Net Assets" means, as of any date of determination, the amount of total assets on a consolidated balance sheet of the Company, determined in accordance with generally accepted accounting principles in the United States as in effect from time to time consistently applied ("GAAP"), less the sum of the amounts of all intangible assets determined in accordance with GAAP.

          "Transaction Documents" has the meaning ascribed to it in the Second Restructure Agreement.


                                   ARTICLE A.

                                COMPANY COVENANTS

          Section 2.1    BOARD OF DIRECTORS.

               (a) At any time during the period of 90 days following the occurrence of a Material Adverse Change, JEDI may, in writing, request that the Company take all actions necessary (including, without limitation, the amendment of the bylaws of the Company and other applicable agreements, including the Anschutz Shareholders Agreement) to cause (1) the election as a director of the Company of a person selected by JEDI who may lawfully serve as a director and who shall be reasonably satisfactory to the Company (the "JEDI Designee"), (2) if the JEDI Designee shall cease to be a director for any reason, the filling of the vacancy resulting thereby with another JEDI Designee and (3) the calling of meetings of the Board of Directors upon the written request of the JEDI Designee. JEDI shall only be entitled to one JEDI Designee at any given time. The term of the JEDI Designee shall be until the second annual meeting of the Company's shareholders following the date of such Material Adverse Change (which term may be extended by JEDI for consecutive periods of one year each if a Material Adverse Change is in existence or continuing on the date of such second annual meeting). Upon termination of this Agreement, the Company may remove the JEDI Designee as a director.

               (b) At any time during which a JEDI Designee is not serving as a director of the Company, one individual who shall be designated from time to time in writing by JEDI to the Company and who shall be reasonably satisfactory to the Company (each such individual, during the period of such designation, a "JEDI Observer") shall be entitled to (1) receive prior notice (at the time given to members of the Board of Directors) of any meeting of the Board of Directors of the Company at which the authorization or approval of a Significant Transaction is proposed to be considered, (2) attend such portion of such meeting at which such Significant Transaction shall be so considered and (3) receive all written management reports relating to any Significant Transaction that shall be considered for authorization and approval at such meeting; PROVIDED, HOWEVER, that (x) JEDI and each JEDI Observer shall agree to keep strictly confidential all information relating to the Company, whether or not related to any Significant Transaction, that JEDI and such JEDI Observer shall obtain in connection with the foregoing and shall acknowledge his, her or its responsibilities under securities laws and other laws in connection therewith, (y) JEDI and each such JEDI Observer shall not be entitled to receive any such notice, attend any such meeting (or portion thereof) or receive such written management reports if doing so could, in the judgment of the Company, violate any obligation or duty (whether contractual, statutory, fiduciary or otherwise) to which the Company or its officers, directors or employees were then subject (including, without limitation, obligations of confidentiality) or otherwise subject the Company or any of such persons to any liability or otherwise materially and adversely affect the interests of the Company and (z) JEDI and each such JEDI Observer shall not be entitled to attend such portion of such meeting if, in the judgment of the Chairman of the Board of Directors or a majority of the directors of the Company, such attendance would impair the due consideration by the Board of Directors of any matter.

               (c) If at any time when permitted to be appointed by JEDI pursuant to Section 2.1(a) the JEDI Designee shall not be elected to the Board of Directors by the shareholders of the Company (notwithstanding JEDI and its Affiliates having voted all shares of Common Stock owned by them in favor of such election) and the JEDI Designee shall not otherwise have been elected to the Board of Directors before a date that is 10 days after the date of such vote by the shareholders of the Company and, in any event, before any other material action or matter is considered and resolved by the Board of Directors, the provisions set forth in Article III shall thereafter be of no further force or effect.

          Section 2.2    EXCHANGE ACT SECTION 16(B).

               (a) Without the prior written consent of JEDI, for a period of six months from the date hereof, the Company shall take no action with respect to a Section 16(b) Matter that will or may, directly or indirectly, whether taken alone or together with other facts or events, result in JEDI or an Affiliate of JEDI having Section 16(b) Liability, PROVIDED that the Company may take any such action (1) with respect to a Section 16(b) Matter if there shall have been entered a final judgment to the effect that JEDI and its Affiliates do not and will not, directly or indirectly, have any Section 16(b) Liability, which judgment shall not be subject to appeal and is RES JUDICATA as to all matters that may give rise to Section 16(b) Liability in connection therewith, or (2) that may, directly or indirectly, result in any such liability with respect to or as a consequence of any Excluded Transfer.

               (b) The Company may seek to determine by an Action brought against JEDI in the United States District Court in the Southern District of New York, or other jurisdiction approved by the Company and JEDI, the respective rights and obligations of the parties under Section 2.2(a).

          Section 2.3 RESTRICTIONS ON JEDI. Without the prior written consent of JEDI, the Company shall not take or recommend to its shareholders any action which would impose limitations on the legal rights to be enjoyed by JEDI or Affiliates of JEDI as a shareholder of the Company, other than those imposed by the express terms of this Agreement and the Transaction Documents including, without limitation, any action which would impose or increase restrictions on JEDI or Affiliates of JEDI
(a) based upon the size of its security holdings, the business in which it is engaged or other considerations applicable to it and not to security holders generally, (b) by means of the issuance of or proposal to issue any other class of securities having voting power disproportionately greater than the equity investment in the Company represented by such securities or by charter or by-law amendment or (c) by reducing by any means (including, without limitation, by split-up, reverse split-up, reclassification, recapitalization, reorganization, combination, redemption, repurchase, or cancellation of securities or rights or by a Business Combination Transaction) the number of shares of Common Stock that are then issued and outstanding or are then subject to issuance upon the conversion of or exercise or exchange for any Equity Securities (including securities exchangeable or convertible into Equity Securities) of the Company then outstanding, excepting only (i) the reduction in such number of shares of Common Stock then issued and outstanding or subject to issuance resulting from the conversion of, exercise or exchange for, or cancellation, termination or modification of, Equity Securities of the Company and adjustments in the number of shares of Common Stock subject to issuance under the outstanding stock options issued by the Company to current and former employees of the Company and its Subsidiaries pursuant to which 3,059,000 shares of Common Stock are reserved for issuance or under other Equity Securities of the Company, or (ii) the reduction in the number of shares of Common Stock issued and outstanding as a result of the one-for-five reverse stock split contemplated by the Company to be approved by shareholders of the Company at a special meeting to be held January 5, 1996.

          Section 2.4    ACCESS TO INFORMATION.

               (a) The Company shall promptly furnish to JEDI all information that is required by GAAP to enable JEDI to account for its investment in the Company. To the extent reasonably requested by JEDI, the Company shall, and shall cause its employees, independent public accountants and other representatives to, provide information regarding the Company to, and otherwise cooperate with, JEDI and the representatives of JEDI so as to enable JEDI to prepare financial statements in accordance with GAAP.

               (b) Upon reasonable notice, JEDI may from time to time request that the Company (1) promptly disclose to JEDI the number of shares of Common Stock issued and outstanding on a date not more than five days prior to the date of such request and the number of shares of Common Stock subject to issuance upon the conversion of or exercise or exchange for the Equity Securities of the Company outstanding on such date and (2) give JEDI reasonable access to all books and records of the Company, including its minute books.

                                   ARTICLE III

                                JEDI RESTRICTIONS

          Section 3.1    VOTING RESTRICTIONS.

               (a) In connection with each vote or written consent of the holders of Common Stock, JEDI and its Affiliates shall vote, or consent with respect to, and cause each of its Affiliates and each Group of which it is a member, to vote or consent with respect to, all Excess JEDI Shares in respect of the matters subject to such vote or consent in the same proportion that all other Equity Securities of the Company (other than Equity Securities of the Company owned by JEDI, Anschutz, any of their respective Affiliates or any Group of which any such entity is a member) are voted or with respect to which such consent is given by holders of such Equity Securities with respect to such matter; PROVIDED, HOWEVER, that notwithstanding the foregoing, each of JEDI, its Affiliates and such Groups at all times may vote, or consent with respect to, Excess Purchaser Securities (1) for the election of the JEDI Designee, (2) as JEDI, such Affiliate or such Group shall determine with respect to each Section 16(b) Matter with respect to which (A) any of JEDI and its Affiliates and the respective Groups in which any of them may be members will have or may, directly or indirectly, have Section 16(b) Liability and (B) there shall not have been entered, as of the date such vote or consent shall be required to be given, a final judgment to the effect that JEDI and its Affiliates and the respective Groups in which any of them may be members do not and will not, directly or indirectly, have any Section 16(b) Liability, which judgment shall not be subject to appeal and is RES JUDICATA as to all matters that may give rise to
Section 16(b) Liability in connection therewith, and (3) as otherwise approved by the Board of Directors of the Company, including a majority of Independent Directors, with respect to the matter subject to such vote or consent.

               (b) Notwithstanding anything contained in this Agreement, JEDI and its Affiliates and the respective Groups in which any of them may be members shall not be restricted in any manner whatsoever from voting, or consenting with respect to, Equity Securities of the Company owned by any of them that are not Excess JEDI Shares with respect to the matter subject to such vote or consent.

               (c) The provisions of Section 3.1(a) shall terminate contemporaneously with the termination of the restrictions contained in the Anschutz Shareholders Agreement on the voting by Anschutz of its Excess Purchaser Securities (as defined in the Anschutz Shareholders Agreement).

          Section 3.2 TRANSFER RESTRICTIONS. Unless otherwise permitted under the JEDI Registration Rights Agreement to include Registrable Shares (as defined in the JEDI Registration

Rights Agreement) in an offering of the Company's Equity Securities, prior to the Permitted Transfer Date JEDI shall not, and shall not cause or permit its Affiliates to, transfer the beneficial ownership of any JEDI Shares, except in one or more of the following transactions:

               (a) each transfer approved by the Board of Directors, including a majority of Independent Directors; and

               (b) each transfer in a Business Combination Transaction approved by the Board of Directors, including a majority of Independent Directors, or by two-thirds of the shares of Common Stock voted with respect to the transaction (in which the JEDI Shares are voted in accordance with the restrictions contained in Section 3.1, if applicable); and

               (c) each transfer pursuant to a tender or exchange offer for outstanding Common Stock by any person other than JEDI, any of its Affiliates or any Group including JEDI or any of its Affiliates (1) which the Board of Directors, including a majority of the Independent Directors, does not oppose, or (2) which the Board of Directors or a majority of Independent Directors opposes if after completion of such tender or exchange offer securities not tendered or exchanged may be treated less favorably than securities tendered; PROVIDED that no tender, indication or arrangement to tender Common Stock may be made in the case of the preceding clause (2) until forty-eight hours prior to the expiration of any time after which securities tendered may be treated less favorably than securities tendered prior thereto; and

               (d) each bona fide pledge of or the granting of a security interest in or any other mortgage, deed of trust, lien, hypothecation, charge, deposit, arrangement, preference, priority, or encumbrance ("Lien") relating to the JEDI Shares to secure a bona fide loan, guarantee or other financial support, the foreclosure of such pledge or security interest or any Lien that may be placed involuntarily upon any JEDI Shares, or the subsequent sale or other disposition of such JEDI Shares by such lender or its agent, provided that such lender is not a member of a Group with respect to Common Stock which Group includes JEDI or Affiliates of JEDI; and

               (e) each transfer of JEDI Shares to any Affiliate of JEDI, or a bona fide pledge of or the granting of a security interest in or any other Lien relating to such JEDI Shares to an Affiliate of JEDI, provided in each case that such Affiliate shall expressly assume by written instrument satisfactory to the Company and JEDI all of the obligations and restrictions contained in this Agreement to which such JEDI Shares shall be subject immediately before such transfer; and

               (f) a transfer upon the liquidation or dissolution of the Company or a transfer which is effected by operation of law.

                                   ARTICLE IV

                                   TERMINATION

          Section 4.1 TERMINATION. This Agreement shall terminate on the earlier of (i) the date of termination of the Anschutz Shareholders Agreement and (ii) the date on which JEDI has beneficial ownership of JEDI Shares constituting less than 3% of the issued and outstanding shares of Common Stock.


                                    ARTICLE V

                                  MISCELLANEOUS

          Section 5.1 LEGENDS. Certificates representing the JEDI Shares shall bear the legends set forth in Exhibit C to the Second Restructure Agreement; PROVIDED, HOWEVER, that after (a) the transfer of any JEDI Shares in accordance with Section 3.2 or (b) the termination of this Agreement, the third paragraph of such legend shall be removed with respect to such JEDI Shares and all JEDI Shares, respectively.

          Section 5.2 NOTICES. All notices, requests and other communications given under this Agreement shall be in writing. Each communication shall be given to such party at its address stated on the signature pages of this Agreement or at any other address as such party may from time to time specify in writing to the other party. Each communication shall be effective (a) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (b) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid, or (c) if given by any other means, when delivered to the proper address and a written acknowledgment of delivery is received.

          Section 5.3    NO WAIVERS; REMEDIES; SPECIFIC PERFORMANCE.

               (a) No failure or delay by either party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies available at law or in equity.

               (b) In view of the uniqueness of the agreements contained in this Agreement and the transactions contemplated hereby and the fact that each party would not have an adequate remedy at law for money damages in the event that any obligation under this Agreement is not performed in accordance with its terms, each party therefore agrees that the other party to this Agreement shall be entitled to specific enforcement of the terms of this Agreement in addition to any other remedy to which either of them may be entitled, at law or in equity.

          Section 5.4 AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by a party from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by the other party to this Agreement, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

          Section 5.5    SUCCESSORS AND ASSIGNS.

               (a) Except as expressly contemplated by this Agreement, no party may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other party; PROVIDED that JEDI may assign its rights and delegate its responsibilities under this Agreement (other than those set forth in Article II) pursuant to Sections 3.2(d) or (e) without the consent of the Company; provided, further, that the consent of the Company shall not be unreasonably withheld with respect to an assignment and delegation of JEDI's rights and obligations under Article II if all of the JEDI Shares then owned are transferred pursuant to Section 3.2(e). Any assignment or delegation in contravention of this Section 5.5 shall be void AB INITIO and shall not relieve the delegating party of any of its obligations under this Agreement.

               (b) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective permitted successors and assigns.

               (c) Notwithstanding anything herein to the contrary, each transferee of JEDI Shares transferred in one or more of the transactions specified in any of clauses (a) through (f), inclusive, of Section 3.2 shall acquire such JEDI Shares free and clear of any restrictions or obligations contained in this Agreement.

          Section 5.6 GOVERNING LAW . This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. All rights and obligations of the parties shall be in addition to and not in limitation of those provided by applicable law.

          Section 5.7 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

           Section 5.8 SEVERABILITY OF PROVISIONS. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of the provision in any other jurisdiction.

          Section 5.9 HEADINGS AND REFERENCES. Article and section headings in this Agreement are included for the convenience of reference only and do not constitute a part of this Agreement for any other purpose. References to parties and articles and sections in this Agreement are references to the parties to or the articles and sections of this Agreement, as the case may be, unless the context shall require otherwise.

          Section 5.10 ENTIRE AGREEMENT. Except for the Second Restructure Agreement and the agreements referred to therein, this Agreement embodies the entire agreement and understanding of the parties and supersedes all prior agreements or understandings with respect to the subject matters of this Agreement.

          Section 5.11 SURVIVAL. Except as otherwise specifically provided in this Agreement, each representation, warranty or covenant of each party contained in this Agreement shall remain in full force and effect, notwithstanding any investigation or notice to the contrary.

          Section 5.12 WAIVER OF JURY TRIAL. Each party waives any right to a trial by jury in any action to enforce or defend any right under this Agreement or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with this Agreement and agrees that any action shall be tried before a court and not before a jury.

          Section 5.13 AFFILIATE. Nothing contained in this Agreement shall cause JEDI to be or be deemed an "affiliate" of any of the Company and its Subsidiaries within the meaning of Rule 13e-3 under the Exchange Act.




            [The remainder of this page is intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Shareholders Agreement as of the date first written above.

                         FOREST OIL CORPORATION

                         By:
                            ----------------------------------------------------
                         Name:
                              --------------------------------------------------
                         Title:

                               -------------------------------------------------
                                   Address:  1600 Broadway
                                             Suite 2200
                                             Denver, Colorado 80202
                                   Telecopy: (303) 812-1510

                         JOINT ENERGY DEVELOPMENT INVESTMENTS
                           LIMITED PARTNERSHIP

                         By:  Enron Capital Management Limited
                              Partnership, its General Partner

                              By:  Enron Capital Corp., its
                                   General Partner

                                   By:
                                      ------------------------------------------
                                        Clifford P. Hickey
                                        Vice President

                              Address:  1200 17th Street, Suite 2750
                                        Denver, Colorado 80202
                              Telecopy: (303) 534-2205

                              with a copy to:

                              Joint Energy Development Investments
                                  Limited Partnership
                              c/o Enron Capital Corp.
                              Attention: Keith Power/Brenda McGee
                              1400 Smith Street, Room 2940
                              Houston, Texas 77002
                              Telecopy: (713) 646-4485

                              Enron Capital & Trade Resources Corp.
                              Attention:  Lance Schuler
                              1400 Smith Street, 38th Floor
                              Houston, Texas 77002
                              Telecopy: (713) 646-3393

                                                                EXHIBIT B



                       THIRD AMENDMENT TO LOAN AGREEMENT


     This Third Amendment to Loan Agreement (this "Amendment") is made and entered into as of January __, 1996 ("Third Amendment Date"), by and between FOREST OIL CORPORATION, a New York corporation, with principal offices at 1600 Broadway, Suite 2200, Denver, Colorado 80202 (the "Borrower"), and JOINT ENERGY DEVELOPMENT INVESTMENTS LIMITED PARTNERSHIP, a Delaware limited partnership, with offices at 1400 Smith Street, Houston, Texas 77002 (the "Lender").

     WHEREAS, reference for all purposes is hereby made to that certain Loan Agreement dated December 28, 1993, between the Borrower and the Lender, as amended by the First Amendment to Loan Agreement dated as of December 28, 1993, and the Second Amendment to Loan Agreement dated as of July 27, 1995 (as so amended, the "Agreement");

     WHEREAS, the Borrower and the Lender desire to amend the Agreement as hereinafter set forth;

     NOW, THEREFORE, for and in consideration of ten dollars ($10.00) and other good and valuable consideration, the Borrower and the Lender hereby agree as follows:

     1.   Borrower and Lender hereby acknowledge and agree to the following:

          (a) As of even date herewith and prior to the consummation of the transactions provided for herein, the Tranche B Loan had an outstanding principal balance of $[22,368,185.88]. On even date herewith, Lender has conveyed to Borrower the Tranche B Warrant and its rights and obligations under the Anschutz Option and in exchange therefor Borrower has, in full repayment of the outstanding principal balance due under the Tranche B Loan, issued to Lender the Shares, all as contemplated by the Second Restructure Agreement. To evidence the repayment of the Tranche B Loan, Lender shall make an appropriate notation on the ledger forming a part of the Note or if no ledger is attached to the Note, otherwise reflect the payment of the Tranche B Loan in its records.

          (b) As of the Third Amendment Date and after giving effect to this Amendment, the Loan has an outstanding principal balance of $[____________] together with accrued but unpaid interest thereon in the amount of $______.

          (c)  Lender hereby acknowledges that for purposes of the Agreement
(i) the Conveyance Expiration Date shall be deemed to have occurred; (ii) the Anschutz Option shall be deemed to have expired; and (iii) the Tranche B Loan shall be deemed to have been fully repaid by Borrower.

     2. All references within the Agreement to either "110%" or "115%" shall be modified to read "125%".

     3. Section 1.01 of the Agreement is amended by replacing or inserting the following defined terms, as appropriate:

          "PARTIAL RELEASE OF LIENS" shall mean an instrument or instruments in recordable form pursuant to which Lender shall release the appropriate interest in the Mortgaged Properties from the Liens granted pursuant to the terms of the Security Instruments. Such instruments shall expressly state that they are partial release of liens only and that such release will not affect any other Liens securing the Mortgaged Properties or release any other property from such Liens.

          "SECOND RESTRUCTURE AGREEMENT" shall mean the Second Restructure Agreement dated as of December __, 1995 by and between Borrower and Lender, as the same may be amended from time to time.

          "SHARES" shall have the meaning given such term in the Second Restructure Agreement.

          "WARRANTS" shall mean the Tranche A Warrant.

     4.   Section 2.02(c) of the Agreement is deleted.

     5. Section 2.03(a) of the Agreement is amended in its entirety to read as follows:

          (a) With respect to any Capital Operation, if Borrower elects or is required to submit an AFE to Lender pursuant to the terms of this Agreement, such AFE shall set forth among other things, the estimated commencement date, the proposed depth, the objective zone or zones to be tested, the surface and bottom hole locations, applicable details regarding directional drilling, the equipment to be used and the estimated costs of the operation, and such other information as Lender reasonably may request.

     6. Section 2.03(c) of the Agreement is amended in its entirety to read as follows:

          (c) With respect to any AFEs submitted pursuant to the terms of Sections 2.02(b), 2.03(b), 2.18, 2.20, and as provided in Footnote 1 to Exhibit I, Lender shall have ten (10) Business Days (48 hours if the rig is on location and Borrower notifies Lender of such circumstance at the time the AFE or Supplemental AFE is submitted for approval, or sixty (60) Business Days if the AFE involves the construction of a platform and/or facilities either as a part of the well proposal or as a separate proposal) after receipt of such AFE and all other information requested by Lender within which to approve the proposed AFE and the related operation. Failure of Lender to notify Borrower in writing within such period of time of such approval shall be deemed disapproval of the proposed AFE and the related operation. If, however, Lender notifies Borrower in writing prior to the expiration of such period that it consents to Borrower's AFE, Lender shall be deemed to have consented to the commencement and completion by Borrower of such operation pursuant to such AFE. In addition, if within 60 days after Borrower's receipt from Lender of a consent as provided for pursuant to the terms of this Section 2.03 Borrower has not commenced the operation covered by such consent, such consent shall be void; provided, however, Borrower may resubmit the applicable AFE and operation to Lender for its approval.

     7. Section 2.03(d) of the Agreement is amended in its entirety to read as follows:

          (d) If at any time Lender elects not to consent or is deemed to have elected not to consent to a Capital Operation and the related AFE submitted by Borrower pursuant to Section 2.02(b) or 2.03(b), then Borrower shall have the following options: (x) Borrower may elect not to perform such Capital Operation, and if such Capital Operation is a Scheduled Capital Operation, Borrower's obligation to complete such Scheduled Capital Operation shall terminate and Exhibit J to this Agreement shall be revised as provided for in
Section 2.17; or (y) Borrower may complete at its sole cost and expense the operation provided for in such AFE ("Excluded Operation") pursuant to the terms of this Section 2.03(d) and the zone or zones targeted in such Capital Operation (as specified in the AFE) shall be released from the Liens granted to Lender pursuant to the Security Instruments. To obtain such a release, the Borrower must commence the operation proposed in the rejected AFE within 60 days after the first to occur of the date on which Borrower received written notice of Lender's election not to consent or the date on which Lender is deemed to have elected not to consent to the applicable Capital Operation. For purposes of all Scheduled Capital Operations providing for the drilling of a well, such operation shall be deemed to have commenced on the date the well is spudded, for purposes of all recompletion operations, such operation shall be deemed to have commenced on the date the workover rig is on-site and operations using such rig are underway, and for purposes of all other Capital Operations, such operations shall be deemed to have commenced on the date on which on-site operations with respect to such Capital Operation have commenced and costs in excess of 10% of costs set out in the AFE have been incurred. Once the Borrower has commenced a Capital Operation in accordance with the terms of the immediately preceding sentence, Borrower shall so notify Lender and Lender shall, within 10 Business Days following receipt of such notice, execute and deliver to Borrower a Partial Release of Liens pursuant to which the Lender releases only the zone or zones targeted pursuant to the terms of the AFE. Notwithstanding the delivery of the Partial Release, Borrower shall thereafter be obligated to conduct such operation as a reasonable and prudent operator.

     8.   Sections 2.08(d), (e) and (f) of the Agreement are hereby deleted.

     9.   Section 2.16 of the Agreement is hereby deleted.

     10. Section 2.17(a) of the Agreement is hereby modified in its entirety to read as follows:

          (a) If Lender does not consent to an AFE with respect to a Scheduled Capital Operation, or if an adjustment to Exhibit J is required pursuant to Sections 2.18 or 2.20, then in any such case Borrower and Lender shall attempt to mutually agree on an appropriate adjustment to the Scheduled Principal Amount and the Required Trailing Twelve Month Cash Flow. If Borrower and Lender are unable to agree on an appropriate adjustment to such amounts, then the Scheduled Principal Amount and the Required Trailing Twelve Month Cash Flow shall instead be adjusted as provided for on Attachment 1 to Exhibit J.

     11. Section 2.18 of the Agreement is hereby modified in its entirety to read as follows:

          Section 2.18  COST OVERRUNS.

          If Borrower anticipates incurring Overrun Expenses in connection with any Capital Operation, Borrower shall have the right to submit a Supplemental AFE ("Supplemental AFE") to Lender, which Supplemental AFE shall set forth the estimated amount of the Overrun Expenses, a copy of the original AFE for such operation, the status of the work on the operation including the depth drilled, any objective zone or zones that have been tested, the expenses incurred, the work remaining to be completed, the estimated costs necessary to complete such work and such other information as Lender may reasonably request. Lender shall respond to any such Supplemental AFE within the time period provided for in
Section 2.03(c). If Lender approves such Supplemental AFE then the costs set forth in the Supplemental AFE shall be the only Overrun Expenses approved with respect to such operation and such costs shall be used in calculating the Approved Overrun Expenses. If Lender elects not to consent to the Supplemental AFE or is deemed to have elected not to consent to the Supplemental AFE, Borrower shall have the right to either (i) terminate its participation in the operation covered by the Supplemental AFE or (ii) continue its participation in such operation. If Borrower elects the option set forth in either clause (i) or clause (ii) above, then Borrower's obligation to complete such operation shall terminate and Exhibit J attached hereto shall be revised as provided for in Section 2.17. If Borrower elects to continue with its participation as provided for in clause (ii), then Borrower shall so notify Lender and within 10 Business Days thereafter (if the operations subject to the Supplemental AFE have already been commenced as of the date of Borrower's notification), or within 10 Business Days following commencement of the operations subject to the Supplemental AFE, Lender shall execute and deliver to Borrower a Partial Release of Liens releasing only the objective zone or zones designated in the Supplemental AFE. Notwithstanding the delivery of the Partial Release, Borrower shall thereafter be obligated to conduct such operation as a reasonable and prudent operator. Borrower shall not have the right to propose a Supplemental AFE with respect to Overrun Expenses incurred in connection with any Scheduled Capital Operation if Borrower's share of the initial AFE submitted to the working interest owners prior to the commencement of such Scheduled Capital Operation was more than 125% of the Schedule I amount for such operation and such initial AFE was not submitted to Lender prior to the commencement of such operation pursuant to the terms of Section 2.02(b).

     12. Section 2.20 of the Agreement is hereby modified in its entirety to read as follows:

          Section 2.20 MANDATORY CAPITAL EXPENSES. From and after the Third Amendment Date and subject to the terms of this Section 2.20, Borrower shall maintain the leases described on Exhibit S attached hereto in full force and effect. If Borrower determines at any time that in order to maintain any lease described on Exhibit S it anticipates incurring expenses in excess of 125% of the amount set forth on Exhibit S as the projected cost of extending or renewing such lease for the time period specified on Exhibit S, then Borrower shall have the right to submit a request for approval (a "Lease Extension AFE") to Lender setting forth the amount of such excess. Borrower's Lease Extension AFE shall include information relating to the consideration being requested by the lessor and such other information as Lender may reasonably request. Lender shall respond to any such request within the time period provided for in
Section 2.03(c) with respect to AFEs. If Lender consents to Borrower's Lease Extension AFE, then Exhibit S shall be deemed modified to increase the applicable amount set forth on Exhibit S by the excess amount approved by Lender. If Lender elects not to consent to Borrower's request or is deemed to have elected not to consent to such request, Borrower shall have the right to either (i) allow the lease in question to terminate or (ii) make the payments provided for in its request. If Borrower elects the option set forth in either clause (i) or clause (ii) above, then Borrower's obligation with respect to any Scheduled Capital Operations attributable to the lease in question shall terminate and Exhibit J attached hereto shall be revised as provided for in
Section 2.17. If Borrower elects to extend the lease in question as provided for in clause (ii), then provided Borrower pays to the lessor of such lease an amount equal to or in excess of the amount set forth in the Lease Extension AFE, Lender shall execute a Partial Release of Liens releasing the lease in question. Such Partial Release of Liens shall be delivered by Lender to Borrower within 10 Business Days after receiving evidence of Borrower's payment of the amounts required to effect the extension.

     13. Section 4.17 of this Agreement is amended in its entirety to read as follows:

          Section 4.17  CAPITAL EXPENDITURES.  Subject to the terms of this
Section 4.17 and to Lender's approval rights as set forth in Section 2.02 and 2.03(a), Borrower agrees to make the capital expenditures involved in and to drill, complete, and equip for production, or recomplete and rework, as the case may be, each of the wells and to conduct each of the other Scheduled Capital Operations and Prior Capital Operations described or referred to on
Exhibit I hereto. Borrower shall commence each Scheduled Capital Operation at any time after the Third Amendment Date and no later than twelve (12) months after the last day of, the month specified on Exhibit I with respect to such Scheduled Capital Operation (such time period, with respect to a particular Scheduled Operation being herein referred to as the "Window Period") and shall thereafter conduct such operation as a reasonable and prudent operator. For purposes of all Scheduled Capital Operations providing for the drilling of a well, such operation shall be deemed to have commenced on the date the well is spudded. Notwithstanding the foregoing or any other provision within this Agreement to the contrary, Borrower shall not be required to commence a Scheduled Capital Operation with respect to which (i) Borrower submits an AFE pursuant to Section 2.02(b) and Lender does not consent thereto or is deemed to have elected not to consent thereto; (ii) Lender elects not to or is deemed to have elected not to consent to a Supplemental AFE with respect to such operation pursuant to Section 2.18; (iii) Borrower's obligations have terminated pursuant to Section 2.20; or (iv) Borrower provides evidence satisfactory to the Lender that such operation is not reasonably necessary and Lender has consented in writing to delay or elimination thereof.

     14. Section 4.19 of the Agreement is hereby modified by deleting the reference to "Sections 2.08(c), (d) and (e)" and inserting therefor the following: "Section 2.08(c)".

     15. Section 5.13 of the Agreement is hereby amended by deleting the two references in such Section to "Sections 2.08(c) and (d)" and inserting therefor "Section 2.08(c)".

     16. The Borrower represents and warrants to the Lender that as of the date of this Amendment:

          (a) Each of the representations and warranties contained in (i) Sections 3.01 through 3.04, 3.13 through 3.16, and 3.21 through 3.27 are true and correct in all material respects;

          (b) After giving effect to the amendments hereunder and the waiver provided in Section 5.7 of the Second Restructure Agreement, there exists no Default or Event of Default; and

          (c) the Agreements described in Sections 3.18(a) and 3.18(b) (other than the gas purchase agreement referenced in Section 3.18(a)) have not been modified, terminated, assigned or pledged by Borrower, are in full force and effect and Borrower, and to the best of Borrower's knowledge, no other party, is in default in the performance of its obligations thereunder.

     17. Except as amended and modified hereby, the Agreement, including, without limitation, the terms and provisions of Section 6.03 thereof, shall remain in full force and effect and the Borrower and the Lender hereby ratify, adopt, and confirm the Agreement as hereby amended. The amendments to the Agreement effected under this Amendment shall be effective as of the date of this Amendment. The execution of this Amendment shall not waive, modify, release or limit any of Lender's existing rights, claims or remedies.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

                              BORROWER:

                              FOREST OIL CORPORATION


                              By:  ____________________________________________
                                   Kenton M. Scroggs
                                   Vice President

                              LENDER:

                              JOINT ENERGY DEVELOPMENT
                              INVESTMENTS LIMITED PARTNERSHIP

                              By:  Enron Capital Management Limited
                                   Partnership, its general partner

                                   By:  Enron Capital Corp., its general
                                        partner


                                   By: ________________________________________
                                        Clifford P. Hickey
                                        Vice President

                                                                     EXHIBIT C


                        Legends for Stock Certificates


1. "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be offered, sold, transferred or otherwise disposed of except in compliance with said Act."

2. "The shares represented by this certificate are subject to the restrictions contained in a Registration Rights Agreement dated as of July 27, 1995, as amended, a copy of which is on file at the office of the Secretary of the Company."

3. "The shares represented by this certificate are subject to the restrictions contained in a Shareholders Agreement dated as of __________, 1996, a copy of which is on file at the office of the Secretary of the Company."

4. "This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Forest Oil Corporation and Mellon Securities Trust Company, dated as of October 14, 1993 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Forest Oil Corporation. Under certain circumstances, as set forth in the Rights Agreement, those Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Forest Oil Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to or acquired by any Acquiring Person (as defined in the Rights Agreement) shall, under certain circumstances, become null and void."

                                                                     EXHIBIT D



                           AMENDMENT NO. 1 TO
                      REGISTRATION RIGHTS AGREEMENT

     THIS AMENDMENT TO REGISTRATION RIGHTS AGREEMENT ("Amendment") dated ___________, 1996 is between FOREST OIL CORPORATION, a New York corporation (the "Company"), and JOINT ENERGY DEVELOPMENT INVESTMENTS LIMITED
PARTNERSHIP, a Delaware limited partnership (the "Shareholder").

                                 RECITALS

     WHEREAS, the Company and the Shareholder entered into a Registration Rights Agreement (the "Registration Rights Agreement") dated July 27, 1995 relating to registration rights granted by the Company to the Shareholder in respect of certain Tranche B Warrant Shares.

     WHEREAS, pursuant to the Second Restructure Agreement dated December __, 1995 between the Company and the Shareholder, the Tranche B Warrants shall, on the closing of the Second Restructure Agreement, be exchanged for 8,400,000 shares of common stock of the Company, par value $.10 per share, together with the associated Rights.

     WHEREAS, the Company and the Shareholder wish to amend the Registration Rights Agreement to take account of the exchange referred to above and to make certain other amendments thereto.

                                AGREEMENT

     NOW, THEREFORE, for good and valuable consideration the adequacy and sufficiency of which are hereby acknowledged by the parties, it is agreed as follows:

1.   The Registration Rights Agreement shall be amended as follows:

     (a) In the Recitals, the last sentence of Paragraph A shall be deleted and the following substituted therefor: "The 8,400,000 shares of the Common Stock of the Company acquired pursuant to the Second Restructure Agreement are referred to as the "Registrable Shares"."

     (b) In Section 1(a), the phrase "Termination Date (as defined in the JEDI/Anschutz Option)" shall be deleted and the following substituted therefor: "Permitted Transfer Date (as defined in the Shareholders Agreement dated ___________, 1996, between the Company and the Shareholder)".

     (c)  In Section 1(b):

          (i) The following clause shall be inserted at the beginning of the first sentence of Section 1(b): "Subject to the provisions of
               Section 1(b)(4),";

          (ii) The following Section 1(b)(4) shall be inserted:

               "(4) If prior to the Effective Date the Other Shareholder requests inclusion or demands registration of any Other Registrable Shares in an offering pursuant to its rights under the Other Registration Rights Agreement, the Shareholder shall be permitted to include in such offering the same percentage of its Registrable Shares as the percentage of Other Registrable Shares for which such request has been made; provided that the percentage of Other Registrable Shares shall be calculated based on the number of shares of Common Stock of the Company owned by the Other Shareholder, together with shares of Common Stock issuable pursuant to any derivative security owned by the Other Shareholder which is then in effect and convertible into or exchangeable for, or which entitles the Other Shareholder to purchase, Common Stock of the Company. If the managing underwriter of such offering advises the Company in writing that, in its opinion, the number of securities requested to be included in the registration is so great as would adversely affect the offering, including the price as to which the Registrable Shares can be sold, the Company will include in the registration the maximum number of securities which it is so advised can be sold without the adverse effect, allocated in accordance with the priorities set forth in
               Section 1(b)(2) or Section 1(b)(3), as the case may be."

2. Except as modified by the terms of this Amendment, the terms of the Registration Rights Agreement shall continue in full force and effect. Any reference in the Registration Rights Agreement to "this Agreement" shall be deemed to include the amendments to the Registration Rights Agreement effected by this Amendment.

3. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

4. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.


                         JOINT ENERGY DEVELOPMENT INVESTMENTS
                           LIMITED PARTNERSHIP

                         By:  Enron Capital Management Limited
                                 Partnership, its General Partner

                              By:  Enron Capital Corp., its
                                      General Partner


                                   By:
                                      ----------------------------------------
                                        Clifford P. Hickey
                                        Vice President



                         FOREST OIL CORPORATION



                         By:
                            --------------------------------------------------
                         Name:
                              ------------------------------------------------
                         Title:
                               -----------------------------------------------